EXECUTION VERSION


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                        HTM SPORT- UND FREIZEITGERATE AG

                                 as the issuer,

                                 THE GUARANTORS

                                  named herein,

                              THE BANK OF NEW YORK

                    as Trustee, Registrar, Transfer Agent and
                             Principal Paying Agent,

                     THE BANK OF NEW YORK (LUXEMBOURG) S.A.

                  as Luxembourg Paying Agent and Transfer Agent

                                     - and -

          The entities from time to time that are Additional Guarantors

                          ----------------------------

                                SENIOR INDENTURE

                          Dated as of January 29, 2004

                          ----------------------------

                 (euro)135,000,000 8 1/2 % Senior Notes due 2014


NOTE: TAKING THIS DOCUMENT OR ANY CERTIFIED COPY OF THIS DOCUMENT INTO THE REPUBLIC OF AUSTRIA AS WELL AS ANY SIGNED CONFIRMATION OR REFERENCE TO THIS DOCUMENT MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY




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                                TABLE OF CONTENTS

                                                                           Page

                                    Article I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1. Definitions......................................................1
Section 1.2. Rules of Construction...........................................18
Section 1.3. Incorporation by Reference of Trust Indenture Act...............19

                                   Article II

                                    THE NOTES

Section 2.1. Form and Dating.................................................20
Section 2.2. Execution and Authentication....................................21
Section 2.3. Registrar and Paying Agent......................................22
Section 2.4. Paying Agent To Hold Assets in Trust............................23
Section 2.5. List of Holders.................................................23
Section 2.6. Book-Entry Provisions for Global Notes..........................23
Section 2.7. Registration of Transfer and Exchange...........................25
Section 2.8. Replacement Notes...............................................29
Section 2.9. Outstanding Notes...............................................30
Section 2.10. Treasury Notes.................................................30
Section 2.11. Temporary Notes................................................31
Section 2.12. Cancellation...................................................31
Section 2.13. Defaulted Interest.............................................31
Section 2.14. ISIN and Common Code Numbers...................................32
Section 2.15. Deposit of Moneys..............................................32
Section 2.16. Certain Matters Relating to Global Notes.......................33


                                   Article III

                                   REDEMPTION

Section 3.1. Optional Redemption.............................................33
Section 3.2. Notices to Trustee..............................................34
Section 3.3. Selection of Notes to Be Redeemed...............................34
Section 3.4. Notice of Redemption............................................34
Section 3.5. Effect of Notice of Redemption..................................35
Section 3.6. Deposit of Redemption Price.....................................36
Section 3.7. Notes Redeemed in Part..........................................36



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                                   Article IV

                                    COVENANTS

Section 4.1. Payment of Notes................................................36
Section 4.2. Maintenance of Office or Agency.................................37
Section 4.3. Limitation on Additional Indebtedness...........................37
Section 4.4. Limitation on Restricted Payments...............................40
Section 4.5. Limitation on Liens.............................................42
Section 4.6. Limitation on Sale-Leaseback Transactions.......................42
Section 4.7. Limitation on Dividends and Other Payment Restrictions Affecting
                Restricted Subsidiaries......................................42
Section 4.8. Disposition of Proceeds of Assets Sales.........................43
Section 4.9. Limitations on Transactions with Affiliates.....................45
Section 4.10. Designation of Restricted and Unrestricted Subsidiaries........45
Section 4.11. Ownership of Capital Stock of Restricted Subsidiaries..........46
Section 4.12. Provision of Financial Information.............................47
Section 4.13. Change of Control..............................................47
Section 4.14. Additional Amounts.............................................48
Section 4.15. Corporate Existence............................................51
Section 4.16. Compliance Certificate; Notice of Default......................51
Section 4.17. Additional Guarantors..........................................51
Section 4.18. Maintenance of Intercompany Note...............................51

                                    Article V

                              SUCCESSOR CORPORATION

Section 5.1. Limitation on Mergers and Certain Other Transactions............52
Section 5.2. Successor Substituted...........................................53

                                   Article VI

                              DEFAULT AND REMEDIES

Section 6.1. Events of Default...............................................53
Section 6.2. Acceleration....................................................55
Section 6.3. Other Remedies..................................................55
Section 6.4. The Trustee May Enforce Claims Without Possession of Securities.55
Section 6.5. Rights and Remedies Cumulative..................................55
Section 6.6. Delay or Omission Not Waiver....................................55
Section 6.7. Waiver of Past Defaults.........................................56
Section 6.8. Control by Majority.............................................56
Section 6.9. Limitation on Suits.............................................56
Section 6.10. Rights of Holders to Receive Payment...........................57
Section 6.11. Collection Suit by Trustee.....................................57



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


Section 6.12. Trustee May File Proofs of Claim...............................57
Section 6.13. Priorities.....................................................57
Section 6.14. Restoration of Rights and Remedies.............................58
Section 6.15. Undertaking for Costs..........................................58
Section 6.16. Record Date....................................................58

                                   Article VII

                                     TRUSTEE

Section 7.1. Duties of Trustee...............................................59
Section 7.2. Rights of Trustee...............................................60
Section 7.3. Individual Rights of Trustee....................................62
Section 7.4. Trustee's Disclaimer............................................62
Section 7.5. Notice of Default...............................................63
Section 7.6. Compensation and Indemnity......................................63
Section 7.7. Replacement of Trustee..........................................64
Section 7.8. Successor Trustee by Merger, etc................................66
Section 7.9. Corporate Trustee Required; Eligibility.........................66
Section 7.10. Disqualification; Conflicting Interests........................66
Section 7.11. Preferential Collection of Claims Against the Issuer...........66
Section 7.12. Force Majeure..................................................67
Section 7.13. Appointment of Co-Trustee......................................67

                                  Article VIII

             DEFEASANCE AND SATISFACTION AND DISCHARGE OF INDENTURE

Section 8.1. Option to Effect Legal Defeasance or Covenant Defeasance........68
Section 8.2. Legal Defeasance and Discharge..................................68
Section 8.3. Covenant Defeasance.............................................69
Section 8.4. Conditions to Legal or Covenant Defeasance......................69
Section 8.5. Satisfaction and Discharge of Indenture.........................70
Section 8.6. Survival of Certain Obligations.................................71
Section 8.7. Acknowledgment of Discharge by Trustee..........................71
Section 8.8. Application of Trust Moneys.....................................71
Section 8.9. Repayment to the Issuer; Unclaimed Money........................72
Section 8.10. Reinstatement..................................................72

                                   Article IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1. Without Consent of Holders of Notes.............................73
Section 9.2. With Consent of Holders of Notes................................74
Section 9.3. Revocation and Effect of Consents...............................75


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Section 9.4. Notation on or Exchange of Notes................................75
Section 9.5. Trustee to Sign Amendments, etc.................................76
Section 9.6. Compliance with Trust Indenture Act.............................76
Section 9.7. Effect of Supplemental Indentures...............................76
Section 9.8. Notice of Amendment or Waiver...................................76

                                    Article X

                                   GUARANTEES

Section 10.1. Additional Guarantors..........................................76
Section 10.2. Guarantees.....................................................77
Section 10.3. Guarantors May Consolidate etc., on Certain Terms..............79
Section 10.4. Release........................................................79
Section 10.5. Notation Not Required..........................................80

                                   Article XI

                                  MISCELLANEOUS

Section 11.1. Notices........................................................80
Section 11.2. Communications by Holders with Other Holders...................82
Section 11.3. Certificate and Opinion as to Conditions Precedent.............82
Section 11.4. Statements Required in Certificate or Opinion..................82
Section 11.5. Rules by Trustee, Paying Agent (Including Principal Paying
                Agent), Registrar............................................83
Section 11.6. Legal Holidays.................................................83
Section 11.7. Governing Law..................................................83
Section 11.8. Submission to Jurisdiction; Appointment of Agent for Service...83
Section 11.9. Acts of Holders................................................84
Section 11.10. No Personal Liability of Directors, Officers and Others.......85
Section 11.11. Currency Indemnity............................................85
Section 11.12. Currency Calculation..........................................85
Section 11.13. Information...................................................86
Section 11.14. Successors....................................................86
Section 11.15. Counterpart Originals.........................................86
Section 11.16. Severability..................................................86
Section 11.17. Table of Contents, Headings, etc..............................86
Section 11.18. Prescription..................................................86
Section 11.19. Benefits of Indenture.........................................87
Section 11.20. Waiver of Jury Trial..........................................87
Section 11.21. Trust Indenture Act Controls..................................87



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EXHIBITS

Exhibit A     -   Form of Global Note
Exhibit B     -   Form of Definitive Note
Exhibit C     -   Form of Transfer Certificate for Transfer from Rule 144A
                    Global Note to Regulation S Global Note
Exhibit D     -   Form of Transfer Certificate for Transfer from Regulation S
                    Global Note to Rule 144A Global Note
Exhibit E     -   Form of Supplemental Indenture

NOTE: This Table of Contents shall not, for any purpose, be deemed to be part of this Senior Indenture.



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     SENIOR INDENTURE, dated as of January 29, 2004 (this "Indenture" or the
"Senior Indenture"), among (i) HTM Sport - und Freizeitgerate AG, a stock corporation (Aktiengesellschaft) under the laws of Austria as of the date hereof and having its registered seat in Schwechat, Austria and its business address at Tyroliaplatz 1, A-2320 Schwechat, Austria as of the date hereof (the "Issuer"),
(ii) Head N.V., a company organized under the laws of the Netherlands (the "Company"), (iii) the Guarantors (as defined herein), (iv) The Bank of New York, as Trustee, Registrar, Principal Paying Agent and transfer agent, (v) The Bank of New York (Luxembourg) S.A., as Luxembourg Paying Agent and transfer agent, and (vi) such additional entities that from time to time are designated as Additional Guarantors (as defined herein) and deliver a supplemental indenture hereto.

     The Issuer has duly authorized the execution and delivery of this Indenture by it to provide for the issuance of the Notes (as defined herein). Except as otherwise provided herein, (euro)135,000,000 in aggregate principal amount of Notes shall be initially issued on the date hereof.

     Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:

                                    Article I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.1. Definitions.

     For purposes of this Indenture, unless otherwise specifically indicated herein, the term "consolidated" with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person. In addition, for purposes of the following definitions and this Indenture generally, all ratios and computations based on GAAP shall be made in accordance with GAAP and shall be based upon the consolidated financial statements of the Company and its subsidiaries prepared in conformity with GAAP. As used in this Indenture, the following terms shall have the following meanings:

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with or into the Company or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

     "Additional Amounts" shall have the meaning assigned to it in Section 4.14.

     "Additional Guarantee" shall have the meaning assigned to it in Section
10.1.

     "Additional Guarantor" shall have the meaning assigned to it in Section
10.1.

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     "Additional Notes" means any notes originally issued under the terms of this Indenture after the Issue Date in addition to the Original Notes (but, for the avoidance of doubt, excluding any Notes issued pursuant to Section 2.6(b), 2.8, 2.11 or 3.7).

     "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "Affiliate Transaction" has the meaning assigned to it in Section 4.9.

     "Agent" means the Principal Paying Agent, any Registrar, Paying Agent, Transfer Agent, Authenticating Agent or co-Registrar.

     "Agent Members" shall have the meaning assigned to it in Section 2.16.

     "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any Restricted Subsidiary (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of (a) any Capital Stock of any Restricted Subsidiary (other than director's qualifying shares and shares required to be owned by Persons pursuant to applicable law); or (b) any other property or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business of the Company or such Restricted Subsidiary; provided, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Subsidiaries receive aggregate consideration of less than (euro)1,000,000, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.1; (iii) for purposes of Section 4.8 only, any disposition consisting of a Permitted Investment or Restricted Payment permitted under Section 4.4, (iv) the disposal or replacement of obsolete or worn out equipment in the ordinary course of business and (v) a disposition by a Restricted Subsidiary to the Company or to another Restricted Subsidiary.

     "Asset Sale Offer" has the meaning ascribed to such term under Section 4.8.

     "Attributable Debt" means, in respect of a Sale-Leaseback Transaction, as at the time of determination, the present value (discounted at the effective interest rate borne by the Notes, compounded semi-annually) of the total net obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement (including any period for which such lease has been extended).

     "Austria" means the Republic of Austria.

     "Bankruptcy Law" means, any bankruptcy, insolvency or other similar statute, regulation or provision of any jurisdiction in which the Issuer is incorporated or conducting business.

     "Board of Directors" means, as to any Person, the board of directors or management or supervisory board of such Person, as the case may be, or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by a representative of management of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day on which the Trans-European Automated Real Time Gross Settlement Express System is operating, excluding Saturday, Sunday and any day which is a legal holiday under the laws of London, United Kingdom or the Republic of Austria or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and including any warrants, options or rights to acquire any of the foregoing and instruments convertible into any of the foregoing, and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations on the balance sheet of such Person under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the government of the United States, Japan or any member of the European Union on the Issue Date or issued by any agency thereof and backed by the full faith and credit of the United States, Japan or any such member of the European Union on the Issue Date, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America, Japan or any member of the European Union on the Issue Date or any political subdivision of any such jurisdiction or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from S&P or Moody's or the equivalent rating by comparable rating agencies in Japan or any such member of the Euro-pean Union; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) deposits, certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia, Japan or any member of the European Union on the Issue Date having at the date of acquisition thereof combined capital and surplus of not less than (euro)250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

     "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") or to any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) other than to a Guarantor; (ii) the approval by the holders of the Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture);
(iii) any Person or Group (other than the Permitted Holder(s)) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company or (iv) the replacement of a majority of the directors on the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

     "Change of Control Date" has the meaning ascribed to it in Section 4.13.

     "Change of Control Offer" has the meaning ascribed to it in Section 4.13.

     "Change of Control Payment Date" has the meaning ascribed to it in Section 4.13.

     "Clearing Agency" means one or more of Euroclear, Clearstream, or the successor of either of them, in each case acting directly, or through a custodian, nominee or depositary, as holder of the Global Notes.

     "Clearstream" means Clearstream Banking, societe anonyme.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Commission" means the United States Securities and Exchange Commission.


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


     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Company" means the party named as such in this Indenture until any successor replaces it in accordance with the terms of this Indenture and thereafter means any such successor.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or non-recurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense, (C) Consolidated Non-cash Charges, (D) items classified as discontinued operations on the Company's consolidated financial statements prepared in accordance with GAAP less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries determined in accordance with GAAP and (E) unrealized currency exchange gains and losses.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to the Company, the ratio of Consolidated EBITDA of the Company during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of the Company for such Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the Incurrence or repayment of any Indebtedness of the Company or any Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation and any Incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the Incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary as a result of the Asset Acquisition) Incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale, Asset Acquisition (including the Incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If the Company or any Restricted Subsidiary, directly or indirectly, guarantees

Indebtedness of a third Person the preceding sentence shall give effect to the Incurrence of such guaranteed Indebtedness as if the Company or any Restricted Subsidiary had directly Incurred or otherwise assumed such guaranteed Indebtedness; provided, that where the Company and one or more of its Restricted Subsidiaries are, or two or more of the Company's Restricted Subsidiaries are, liable for the same Indebtedness, whether as principal or guarantors, the above sentence shall be calculated to avoid duplication. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months).

     "Consolidated Fixed Charges" means, with respect to the Company for any period, the sum (without duplication) of (i) Consolidated Interest Expense, plus
(ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of the Company (other than dividends paid in Capital Stock (other than Disqualified Capital Stock)) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of the Company, expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to the Company for any period, the sum (without duplication) of: (i) the aggregate of the interest expense of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Rate Protection Agreements, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation less interest expense which is historically allocated to discontinued operations (including without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) but only in the case of which the Company maintained separate books and records with respect to such discontinued operations or such disposed operations; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; provided, that (x) the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and
(A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period,
(B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, may be computed by applying, at the option of the Company, either the fixed or floating rate, and (C) notwithstanding clause (A) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by Interest Rate Protection Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to such agreements and (y) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the period.


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



     "Consolidated Net Income" means, with respect to the Company, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, that there shall be excluded therefrom (a) after-tax gains or losses from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or non-recurring gains or losses,
(c) for purposes of Section 4.4, the net income of the Company acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary, (d) the net income (but not loss) of any Restricted Subsidiary which is not a Guarantor to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, except (x) to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by the Company and (y) for any such restrictions contained in agreements governing Credit Facility Indebtedness; provided, that any such Credit Facility Indebtedness is Incurred in compliance with this Indenture, and such restrictions are permitted under this Indenture;
(e) the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by the Company, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, and (g) for purposes of Section 4.4, in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

     "Consolidated Net Tangible Assets" means total assets (less accumulated depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under GAAP) after deducting therefrom (1) all current liabilities and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount, organization expenses and other like intangibles, all as set forth on the most recent balance sheet of the Company and its consolidated Restricted Subsidiaries and computed in accordance with GAAP.

     "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which requires an accrual of or a reserve for cash charges for any future period).

     "Corporate Trust Office" means an office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at One Canada Square, London E14 5AL, United Kingdom,
Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

     "Covenant Defeasance" has the meaning assigned to it in Section 8.3.

     "Credit Facility Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries Incurred under any credit facility that is primarily intended to provide working capital financing.

     "Currency Protection Agreements" means agreements under any foreign exchange contract, currency swap agreement, or other similar agreement or arrangement designed to protect the Company and its Subsidiaries against fluctuations in currency values.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Default Amount" has the meaning ascribed to it in Section 6.2.

     "Default Interest Payment Date" has the meaning assigned to it in Section 2.13.

     "Definitive Notes" means Notes in definitive registered form substantially in the form of Exhibit B hereto.

     "Designee" has the meaning ascribed to it in Section 4.10.

     "Disinterested Director" means, with respect to any Affiliate Transaction, a member of the Board of Directors of the Company having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors of the Company shall not be deemed to have such a financial interest by reason of such member's holding Capital Stock of the Company or any Parent or any options, warrants or other rights in respect of such Capital Stock or being an officer or employee of the Company, or any Restricted Subsidiary of the Company.

     "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable, at the sole option of the holder thereof, for Indebtedness or Disqualified Capital Stock of such Person or (iii) is redeemable, in whole or in part, in each case at the sole option of the holder thereof on or prior to the final maturity date of the Notes (other than due solely to the occurrence of a change of control).

     "Euro Equivalent" means, with respect to any monetary amount in a currency other than euro, at any time of determination thereof by the Company or the Trustee, the amount of euro obtained by converting such currency other than euro involved in such computation into euro at the spot rate for the purchase of euro with the applicable currency other than euro as published in the Financial Times in the "Exchange Rates" column under the heading "Currency Trading" (or, if the Financial Times is no longer published, or if such information is no longer available in the Financial Times, such source as may be selected in good faith by the Company) on the date of such determination.

     "Euroclear" means Euroclear Bank S.A./N.V.

     "Event of Default" has the meaning ascribed to it in Section 6.1.

     "Excess Proceeds" has the meaning ascribed to it in Section 4.8.

     "Excess Proceeds Payment Date" has the meaning ascribed to it in Section
4.8

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "Fair Market Value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, in good faith, by the Board of Directors of the Company or, as applicable, its Restricted Subsidiaries.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America. If at any time after the Issue Date, the Company elects to apply for all purposes of this Agreement IFRS, in lieu of GAAP, and, upon any such election, references herein to GAAP shall be construed to mean IFRS; provided that (1) any such election once made shall be irrevocable, (2) all financial statements and reports required to be provided, after such election, pursuant to this Agreement shall be prepared on the basis of IFRS (with appropriate reconciliation to GAAP for two years) and (3) from and after such election, all ratios, computations and other determinations based on IFRS contained in this Agreement shall be computed in conformity with IFRS (except as otherwise provided in the definition of "Restricted Payments").

     "Global Note" shall mean one or more Regulation S Global Notes or Rule 144A Global Notes.

     "Governmental Authority" means any nation or government, any region, state or other political subdivision thereof, and any entity, including any self-administered entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Group of Persons" has the meaning ascribed to it in Section 4.13.

     "Guarantee" means a guarantee of the Notes by a Guarantor.

     "Guarantor" means (1) Head N.V., Head Holding Unternehmensbeteiligung GmbH, Head Sport AG, Head International GmbH, HTM Sport S.p.A., Head USA Inc., Penn Racquet Sports Inc., Head/Tyrolia Sports Canada Inc.; and (2) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

     "Holder," "holder of Securities," "Securityholders" or other similar terms mean the registered holder of any Security.

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, Incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, that any Indebtedness of a Person existing at the time such Person becomes (after the Issue Date) a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

     "Indebtedness" means, with respect to any Person, (without duplication) (i) all indebtedness, obligations and liabilities of such Person for borrowed money,
(ii) all indebtedness, obligations and liabilities of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all obligations and liabilities of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all indebtedness, obligations and liabilities under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business), (v) all indebtedness, obligations and liabilities for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness of other Persons referred to in clauses (i) through (v) above and clauses (viii) through
(x) below, (vii) all indebtedness, obligations and liabilities of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Indebtedness being deemed to be the lesser of the fair market value of such property or asset or the amount of the Indebtedness so secured, (viii) the net amount of all indebtedness, obligations and liabilities under Currency Protection Agreements and Interest Rate Protection Agreements of such Person,
(ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any and (x) all Attributable Debt of such Person. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

     "Indenture" means this Indenture, as amended, modified or supplemented from time to time in accordance with the terms hereof.

     "Independent Financial Advisor" means an accounting, appraisal, auditing or investment banking firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company or any Subsidiary of the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Initial Notes" means the Issuer's 8 1/2% Senior Notes due 2014 issued on the Issue Date (and any Notes issued in respect thereof pursuant to Section 2.6(b), 2.7, 2.8, 2.11 or 3.7).

     "Initial Purchasers" means the initial purchasers named as such in the Subscription Agreement, dated January 29, 2004, among the Company and such initial purchaser.

     "Intercompany Note" means the loan of approximately (euro)75,000,000 of the net proceeds from the offering of the Notes by the Issuer to Head International GmbH.

     "Interest Rate Protection Agreements" means any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Investment" means any capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), advances or loans to, or investments in (including by way of guarantee), or purchases of Capital Stock or other securities of, any Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment," and Section 4.4, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Issue Date" means January 29, 2004.

     "Issuer Order" means a written order or request signed in the name of the Issuer by two Officers of the Issuer and delivered to the Trustee by the Issuer.

     "Legal Defeasance" has the meaning ascribed to it in Section 8.2.

     "Lien" means, with respect to any Person, any mortgage, deed of trust, pledge, lien, lease, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal (tangible or intangible) property or any interest therein of such Person, or a security interest of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction other than to reflect ownership by a third party of property leased to the referent Person or any of its Restricted Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement).

     "Maturity Date" means February 1, 2014.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Asset Sale Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations with respect to Indebtedness are financed or sold with recourse to the Company or any of its Restricted Subsidiaries) net of (i) brokerage commissions and other reasonable fees and expenses (including reasonable fees and expenses of counsel and investment bankers) Incurred in connection with such Asset Sale; (ii) provisions for all taxes payable as a result of such Asset Sale; and (iii) appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any of its Restricted Subsidiaries, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "Net Proceeds" means (a) in the case of any capital contributions or any sale of Capital Stock by the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like Incurred in connection therewith, whether such proceeds are in cash, marketable securities or in property (valued at the Fair Market Value thereof at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses Incurred by the Company or its Restricted Subsidiaries in connection therewith).

     "Note Issue Date" means, with respect to the issuance of any Note that is an Initial Note or an Additional Note, the date of issuance of such Note.

     "Notes" means the Initial Notes and any Additional Notes (and any Notes issued pursuant to Sections 2.6(b), 2.7, 2.8, 2.11 or 3.7).

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Officer" means, with respect to any Person, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer or the Secretary of such Person or any other person holding a corresponding or similar position of responsibility.

     "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by two Officers; provided, that every Officers' Certificate with respect to the compliance with this Indenture hereunder shall include (i) a statement that the officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Indenture relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and
(iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

     "Opinion of Counsel" means a written opinion from legal counsel reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

     "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

     "Permitted Holder" means, collectively, (i) Johan Eliasch and (ii) any Affiliate or Related Person of any such Permitted Holder, and any successor to any such Permitted Holder, Affiliate or Related Person.

     "Permitted Investment" means any (i) Investments by the Company in or to any Restricted Subsidiary and Investments by a Restricted Subsidiary in or to the Company (including, without limitation, the Intercompany Note) or another Restricted Subsidiary (or by the Company or a Restricted Subsidiary in or to a person who, as a result of such Investment, becomes a Restricted Subsidiary or who merges or consolidates with or into the Company or a Restricted Subsidiary);
(ii) Investments represented by accounts receivable created or acquired in the ordinary course of business and Investments received in respect thereof upon the bankruptcy, reorganization or insolvency of the payor; (iii) Investments under or pursuant to Interest Rate Protection Agreements or Currency Protection Agreements; (iv) the making of Investments in joint ventures, partnerships or Persons that are not Restricted Subsidiaries in an aggregate amount that, together with all other outstanding Investments made pursuant to this clause
(iv) after the Issue Date does not exceed (euro)20,000,000, plus any amounts received in cash as a return of capital or income with respect to any such Investment (but not in excess of the amount of the initial Investment); (v) Investments in another Person which were received as consideration for an Asset Sale made in compliance with Section 4.8; (vi) Investments in Cash Equivalents;
(vii) loans and advances to employees in the ordinary course of business not in excess of (euro)2,000,000 at any one time outstanding; (viii) Investments acquired solely in exchange for the issuance of Capital Stock (other than Disqualified Capital Stock) of the Company; (ix) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (x) Investments permitted to be made in accordance with Section 4.4; and (xi) Investments in any Person in the Sporting Industry.

     "Permitted Liens" means (i) Liens in favor of the Company, or a Restricted Subsidiary, or Liens on the Notes; (ii) Liens existing on the Issue Date after giving effect to the use of proceeds from the sale of the Notes; (iii) Liens on accounts receivable, inventory and other current assets securing Credit Facility Indebtedness; provided, that the Incurrence of such Indebtedness is otherwise permitted hereunder; (iv) Liens securing Capitalized Lease Obligations and Purchase Money Obligations incurred in accordance with the terms hereof, provided, that (A) the Incurrence of such Indebtedness is otherwise permitted hereunder, (B) the related Capitalized Lease Obligation or Purchase Money Indebtedness shall not exceed the cost of such property or assets, (C) any such Lien does not extend to any other property or assets of the Company or a Restricted Subsidiary other than the property or assets that are the subject of such Capitalized Lease Obligations or Purchase Money Indebtedness and (D) the Lien securing such Indebtedness shall be created within 180 days of such acquisition; (v) Liens on assets of a Person when it becomes a Restricted Subsidiary and Liens securing Acquired Indebtedness Incurred in accordance with
Section 4.3; provided, that in each case (A) such Liens secured such assets or Acquired Indebtedness at the time of and prior to such Person becoming a Restricted Subsidiary or the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and (B) such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary; (vi) Liens to secure Indebtedness of the Company or a Restricted Subsidiary consisting of Interest Rate Protection Obligations and Currency Protection Obligations; provided, that the Incurrence of such Indebtedness is otherwise permitted hereunder; (vii) Liens to secure Indebtedness of the Company or a Restricted Subsidiary Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Indebtedness of the Company or a Restricted Subsidiary secured by any Lien so long as (A) such Lien does not extend to any property or assets of the Company or any Restricted Subsidiary other than the property and assets that were subject to the Lien securing the Indebtedness being extended, renewed, refinanced or refunded and (B) the principal amount of Indebtedness so secured is not increased and (viii) Liens with respect to obligations that do not exceed
(euro)20,000,000 at any one time outstanding.

     "Permitted Payments" has the meaning ascribed to it in Section 4.4.

     "Permitted Related Investment" means the acquisition or construction or improvement of property or assets, or an interest in any Person that is merged with the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary, in each case, in lines of business reasonably related to the business of the Company and its Restricted Subsidiaries at the time of such acquisition or construction or improvement.

     "Permitted Transfers" means (a) transfers at any time after the Issue Date in a cumulative aggregate amount of not more than 10% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries, as reflected on its most recent financial statements, (b) transfers in connection with the Company's cost reduction program as described in the Offering Memorandum dated January 26, 2004, including (i) transfers of manufacturing operations from Tallinn, Estonia to Litovel, Czech Republic; (ii) transfers of certain ski manufacturing and racquet production from Kennelbach, Austria to Budejovice, Czech Republic; (iii) transfer of tennis ball production from Mullingar, Ireland to Phoenix, Arizona; and (iv) centralization of the Com-pany's European distribution organizations and (c) transfers of accounts receivable, inventory and other current assets.

     "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other class of Capital Stock of such Person with respect to dividends or redemptions or upon liquidation or otherwise.

     "Principal Paying Agent" means The Bank of New York, London, acting in that capacity.

     "Private Placement Legend" has the meaning assigned to it in Section
2.7(f).

     "Purchase Money Obligations" of any Person means any obligations of such Person or any of its Restricted Subsidiaries to any seller or any other Person Incurred or assumed in connection with the purchase of real or personal property to be used in the business of such Person or any of its Restricted Subsidiaries within 180 days of such purchase.

     "Qualified Institutional Buyer" or "QIB" has the meaning assigned to it by Rule 144A under the Securities Act.

     "Record Date" shall mean a date which is 15 days before any Interest Payment Date (as defined in the Note).

     "Redemption Date" when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and Paragraph 8 of the Initial Notes.

     "Redemption Price" when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and Paragraphs 8 and 9 of the Initial Notes.

     "Registrar" has the meaning assigned to it in Section 2.3.

     "Regulation S" means Regulation S (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

     "Regulation S Global Note" has the meaning assigned to it in Section 2.1.

     "Regulation S Note" has the meaning assigned to it in Section 2.1.

     "Related Person" with respect to any Permitted Holder means: (i) any controlling equityholder or majority (or more) owned Subsidiary of such Person; or (ii) in the case of an individual, any spouse, family member or relative of such individual, any trust or partnership for the benefit of one or more of such individual and any such spouse, family member or relative, or the estate, executor, administrator, committee or beneficiaries of any thereof; or (iii) any trust, corporation, partnership or other Person for which one or more of the Permitted Holders and other Related Persons or any thereof constitute the beneficiaries, stockholders, partners or owners thereof; or Persons beneficially holding in the aggregate a majority (or more) controlling interest therein.

     "Relevant Taxing Jurisdiction" has the meaning assigned to it in Section 4.14.

     "Responsible Officer" means, with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     "Restricted Global Note" means a Global Note required to bear the Private Placement Legend pursuant to the terms of this Indenture.

     "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary (other than (x) dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Disqualified Capital Stock), and (y) in the case of any Restricted Subsidiary, dividends or distributions payable to the Company or to a Restricted Subsidiary); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company; (iii) the making of any principal payment on, purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness of the Issuer or the Guarantors that is subordinate or junior in right of payment to the Notes or the Guarantees, respectively, (other than Indebtedness acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); and (iv) the making of any Investment other than a Permitted Investment.

     If after the Issue Date the Company adopts IFRS, for purposes of this definition, "Consolidated Net Income" shall be equal to the sum of (x) the Consolidated Net Income of the Company and any Restricted Subsidiary for the relevant period prior to the adoption of IFRS and (y) the Consolidated Net Income of the Company and any Restricted Subsidiary for the relevant period after the adoption of IFRS.

     "Restricted Period" has the meaning assigned to it in Section 2.7(b).

     "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

     "Rule 144" means Rule 144 (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

     "Rule 144A" means Rule 144A (including any successor regulation thereto) under the Securities Act, as it may be amended from time to time.

     "Rule 144A Global Note" has the meaning assigned to it in Section 2.1.

     "Rule 144A Notes" has the meaning assigned to it in Section 2.1.

     "Sale-Leaseback Transaction" means any arrangement, or series of related arrangements, with any Person or to which any Person is a party, providing for the leasing to the Company or to a Restricted Subsidiary of the Company of any property, whether owned by the Company or by any Restricted Subsidiary of the Company at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary of the Company to such Person and the amount of such lease payment is to be calculated to amortize the purchase price of such property substantially over the useful life thereof.

     "S&P" means Standard & Poor's Ratings Group and its successors.

     "Securities Act" means the United States Securities Act of 1933, as amended.

     "Significant Subsidiary" with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

     "Sporting Industry" means any business that is related, ancillary or complementary to (i) the design, manufacture or distribution of sporting equipment and accessories and sporting apparel or (ii) the marketing or development of sporting equipment and accessories, sporting apparel or sporting events; provided that the determination of what constitutes a Sporting Industry shall be made in good faith by the Board of Directors of the Company.

     "Subordinated Indebtedness" means any Indebtedness of the Issuer or the other Guarantors which is expressly subordinated in right of payment to the Notes or the Guarantees, respectively.

     "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or any Subsidiary of such Person or (ii) any other Person (other than a corporation) including a partnership in which the Person in question, a Subsidiary of the Person in question or the Person in question and a Subsidiary of the Person in question, directly or indirectly, at the date of determination thereof, has at least a majority voting ownership interest.

     "Surviving Entity" has the meaning ascribed to it in Section 5.1.

     "Taxes" has the meaning ascribed to it in Section 4.14.

     "Taxing Authority" means any government or any other political subdivision or territory or possession of any government or any authority or agency therein or thereof having the power to tax.

     "Trust Indenture Act" or "TIA"mean the U.S. Trust Indenture Act of 1939, as amended.

     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "U.S. Person" means a "US person" as defined in Rule 902 under the Securities Act or any successor rule.

     "Unrestricted Global Note" shall mean any Global Note that is not a Restricted Global Note.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided above under Section
4.10 and (ii) any Subsidiary of an Unrestricted Subsidiary.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which all the outstanding voting securities (other than in the case of a Restricted Subsidiary incorporated or organized under the laws of any jurisdiction other than the United States of America, any State or territory thereof or the District of Columbia, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or any Wholly Owned Restricted Subsidiary.

     Section 1.2. Rules of Construction.

     Unless the context otherwise requires:

     (a) a term defined in this Indenture has the meaning assigned to it in this Indenture;

     (b) an accounting term not otherwise defined in this Indenture has the meaning assigned to it in accordance with GAAP;

     (c)   "or" is not exclusive;

     (d) words in the singular include the plural, and words in the plural include the singular;

     (e) "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     (f) all references to "(euro)" or "euro" are to the lawful currency of the participating member states of the Third Stage of European Economic and Monetary Union of the Treaty Establishing the European Community;

     (g) any reference to "Section" or "Article" refers to a "Section" or "Article" of this Indenture; and

     (h) unless otherwise specified or the context otherwise requires, references to "Board of Directors", "Board Resolution", "Officer", "Officers' Certificate" mean the Board of Directors, a Board Resolution, an Officer and an Officers' Certificate, respectively, of the Issuer and references to "Restricted Subsidiary", "Subsidiary", "Unrestricted Subsidiary", "Wholly Owned Restricted Subsidiary" and "Wholly Owned Subsidiary" mean a Restricted Subsidiary, a Subsidiary, an Unrestricted Subsidiary, a Wholly Owned Restricted Subsidiary and a Wholly Owned Subsidiary, respectively, of the Company.

     Section 1.3. Incorporation by Reference of Trust Indenture Act.

     The mandatory provisions of the TIA that are required to be a part of and govern indentures qualified under the TIA are incorporated by reference in and are a part of this Indenture, whether or not this Indenture is so qualified, except for the reporting requirements under Section 314(a)(1) of the TIA. The following TIA terms have the following meanings as used in this Indenture:

     "Commission" means the SEC.

     "indenture securities" means the Notes.

     "indenture securities holder" means a Holder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the "indenture securities" means the Issuer and the Guarantors.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them by such definitions.

                                   Article II

                                    THE NOTES

     Section 2.1. Form and Dating.

     The Notes and the notation relating to the Trustee's certificate of authentication thereof, shall be substantially in the form of Exhibit A (in the case of Global Notes) and Exhibit B (in the case of the Definitive Notes), as applicable. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Issuer and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them not inconsistent with the terms of this Indenture. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

     The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer, each Guarantor, the Trustee and the Principal Paying Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. The Notes will initially be represented by the Global Notes. Definitive Notes will be issued in exchange for Global Notes only in accordance with Section 2.6(a).

     As long as the Notes are in global form, the Principal Paying Agent (in lieu of the Trustee) shall be responsible for:

            (i)    paying sums due on the Global Notes; and

            (ii) arranging on behalf of and at the expense of the Issuer for notices to be communicated to Holders in accordance with the terms of this Indenture.

     Each reference in this Indenture to the performance of duties set forth in clauses (i) and (ii), above, by the Trustee includes performance of such duties by the Principal Paying Agent.

     Notes offered and sold in their initial distribution in reliance on Regulation S shall be initially issued as one or more global notes, in registered, global form without interest coupons, substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Section 2.7(f)(ii), except as otherwise permitted herein, and shall be referred to collectively herein as the "Regulation S Global Note." The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee (following receipt by the Trustee of all the information required hereunder), as hereinafter provided (or by the issue of a further Regulation S Global Note), in connection with a corresponding decrease or increase in the aggregate principal amount of the Rule 144A Global Note or in consequence of the issue of Definitive Notes or Additional Notes in the form of Regulation S Global Notes, as hereinafter provided. The Regulation S Global Note and all other Notes that are not Rule 144A Notes shall collectively be referred to herein as the "Regulation S Notes."

     Notes offered and sold in their initial distribution in reliance on Rule 144A shall be initially issued as one or more global notes in registered, global form without interest coupons, substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Section 2.7(f)(ii), except as otherwise permitted herein, and shall be referred to collectively herein as the "Rule 144A Global Note." The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee (following receipt by the Trustee of all information required hereunder), as hereinafter provided (or by the issue of a further Rule 144A Global Note), in connection with a corresponding decrease or increase in the aggregate principal amount of the Regulation S Global Note, or in consequence of the issue of Definitive Notes or Additional Rule 144A Global Notes, as hereinafter provided. The Rule 144A Global Note and all other Notes (excluding interests in Rule 144A Global Notes which are transferred in accordance with Section 2.7 (a) hereunder), if any, evidencing the debt, or any portion of the debt, initially evidenced by such Rule 144A Global Note, shall collectively be referred to herein as the "Rule 144A Notes".

     Section 2.2. Execution and Authentication.

     Two Officers or one Person duly authorized by all requisite corporate actions by the Issuer, shall sign the Notes for the Issuer by manual or facsimile signature.

     If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall be valid nevertheless. The Trustee shall be entitled to rely on such signature as authentic and shall be under no obligation to make any investigation in relation thereto.

     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     Except as otherwise provided herein, the aggregate principal amount of Notes which may be outstanding at any time under this Indenture is not limited in amount. The Trustee shall authenticate such Notes, which shall consist of (i) Initial Notes for original issue on the Issue Date in an aggregate principal amount not to exceed (euro)135,000,000 and (ii) Additional Notes from time to time for issuance after the Issue Date to the extent otherwise permitted hereunder (including, without limitation, under Section 4.3 hereof), in each case upon receipt of an Issuer Order in the form of an Officers' Certificate. Additional Notes will be treated as the same series of Notes as the Initial Notes, for all purposes under this Indenture, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase. Such Issuer Order shall specify the aggregate principal amount of Notes to be authenticated, the type of Notes, the date on which the Notes are to be authenticated, the issue price and the date from which interest on such Notes shall accrue, whether the Notes are to be Initial Notes or Additional Notes and whether or not the Notes shall bear the Private Placement Legend, or such other information as the Trustee may reasonably request. In authenticating the Notes and accepting the responsibilities under this Indenture in relation to the Notes, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel in a form reasonably satisfactory to the Trustee stating that the form and terms thereof have been established in conformity with the provisions of this Indenture, do not give rise to a Default and that the issuance of such Notes has been duly authorized by the Issuer. Upon receipt of an Issuer Order, the Trustee shall authenticate Notes in substitution for Notes originally issued to reflect any name change of the Issuer.

     The Trustee may appoint an authenticating agent ("Authenticating Agent") reasonably acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer.

     The Notes shall be issuable only in denominations of (euro)1,000 and any integral multiple thereof.

     Section 2.3. Registrar and Paying Agent.

     The Issuer shall maintain an office or agency in London, England where Global Notes may be registered ("Registrar"). The Issuer shall appoint an agent in London, England, where Global Notes may be presented or surrendered for payment ("Paying Agent") and shall maintain an office or agency in London, England, where notices and demands in respect of such Global Notes and this Indenture may be served. In the event that Definitive Notes are issued, (x) Definitive Notes may be presented or surrendered for registration of transfer or for exchange, (y) Definitive Notes may be presented or surrendered for payment and (z) notices and demands in respect of the Definitive Notes and this Indenture may be served at an office of the Registrar or the Paying Agent, as applicable, in London, England and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Issuer shall appoint The Bank of New York (Luxembourg) S.A., or such other Person located in Luxembourg and reasonably acceptable to the Trustee (reasonableness to be determined objectively), as an additional paying agent ("Luxembourg Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange which register shall be located outside the United Kingdom. The Issuer, upon prior notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee (reasonableness to be determined objectively). The term "Registrar" includes any co-Registrar and the term "Paying Agent" includes any additional Paying Agent. The Issuer initially appoints The Bank of New York, London as Paying Agent ("Initial Paying Agent"), transfer agent and Registrar. In the event that a Paying Agent or transfer agent is replaced, the Issuer will provide notice thereof (so long as the Notes are Global Notes); (i) published in a leading newspaper having general circulation in London (which is expected to be the Financial Times); (ii) through the newswire service of Bloomberg or, if Bloomberg does not then operate, any similar agency, and (iii) (if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require) published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort) and (in the case of Definitive Notes), in addi-tion to such publication, mailed by first-class mail to each Holder's registered address with a copy to the Trustee. The Issuer may change any Registrar without notice to the Holders. Payment of principal will be made upon the surrender of Definitive Notes at the office of the Paying Agent, including, if any, the Paying Agent in Luxembourg. In the case of a transfer of a Definitive Note in part, upon surrender of the Definitive Note to be transferred, a Definitive Note shall be issued to the transferee in respect of the principal amount transferred and a Definitive Note shall be issued to the transferor in respect of the balance of the principal amount of the transferred Definitive Note at the office of any transfer agent, including, if any, the transfer agent in Luxembourg. The Issuer or any of its Subsidiaries may act as the Registrar and transfer agent.

     If funds for the payment of principal, interest, premium or Additional Amounts remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Issuer at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

     Section 2.4. Paying Agent To Hold Assets in Trust.

     The Issuer shall require each Paying Agent and the Initial Paying Agent to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, Additional Amounts, if any, premium, if any, or interest on, the Notes, and shall promptly notify the Trustee of any Default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets distributed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent pursuant to this Section 2.4, the Paying Agent shall have no further liability for such assets.

     Section 2.5. List of Holders.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

     Section 2.6. Book-Entry Provisions for Global Notes.

     The Global Notes initially shall (i) be registered in the name of the Clearing Agency or its nominee, (ii) be delivered to the Clearing Agency or its custodian and (iii) bear the following legend:

          THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE OF THE CLEARING AGENCY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE TO THE CLEARING AGENCY OR A NOMINEE OF THE CLEARING AGENCY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIPTED IN THE INDENTURE.

     (a) Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Clearing Agency to a nominee of the Clearing Agency or by a nominee of the Clearing Agency to the Clearing Agency or another successor of the Clearing Agency or a nominee of such successor. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes in accordance with the rules and procedures of the Clearing Agency and the provisions of Section 2.7. All Global Notes shall be exchanged by the Issuer (with authentication by the Trustee) for one or more Definitive Notes, if (a) any Clearing Agency (i) has notified the Issuer that it is unwilling or unable to continue as a clearing agency and (ii) a successor to the Clearing Agency has not been appointed by the Issuer within 90 days of such notification, (b) any Clearing Agency so requests following an Event of Default hereunder or (c) in whole (but not in part) at any time if the Issuer in its sole discretion determines. If an Event of Default occurs and is continuing, the Issuer shall, at the written request delivered through a Clearing Agency of the Holder thereof or of the holder of an interest therein, exchange all or part of a Global Note for one or more Definitive Notes (with authentication by the Trustee); provided, however, that the principal amount of such Definitive Notes and such Global Note after such exchange shall be (euro)1,000 or integral multiples thereof. Whenever all of a Global Note is exchanged for one or more Definitive Notes, it shall be surrendered by the Holder thereof to the Trustee for cancellation. Whenever a part of a Global Note is exchanged for one or more Definitive Notes, the Global Note shall be surrendered by the Holder thereof to the Paying Agent who together with the Trustee, following such surrender, shall cause an adjustment to be made to Schedule A of such Global Note such that the principal amount of such Global Note will be equal to the portion of such Global Note not exchanged and shall thereafter return such Global Note to such Holder. A Global Note may not be exchanged for a Definitive Note other than as provided in this Section 2.6(a).

     (b) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to Section 2.6(a), the Global Notes shall be deemed to be surrendered to the Paying Agent for cancellation, and the Issuer shall execute, and the Trustee shall upon written instructions from the Issuer authenticate and make available for delivery, to each beneficial owner in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Definitive Notes of authorized denominations.

     (c) Any Definitive Note delivered in exchange for an interest in a Global Note pursuant to Section 2.6(a) shall, except as otherwise provided by Section 2.7, bear the Private Placement Legend.

     Section 2.7. Registration of Transfer and Exchange.

     Notwithstanding any provision to the contrary herein, so long as a Note remains outstanding, transfers of beneficial interests in Global Notes or transfers of Definitive Notes, in whole or in part, shall be made only in accordance with this Section 2.7.

     (a) If a holder of a beneficial interest in the Rule 144A Global Note wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in such Regulation S Global Note, such holder may, subject to the rules and procedures of the Clearing Agency, to the extent applicable, and to the requirements set forth in this Section 2.7(a), exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Regulation S Global Note. Such exchange or transfer shall only be made upon receipt by the Paying Agent, as transfer agent, at its office in London, England or, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, upon receipt by the Luxembourg Paying Agent, as transfer agent, at its office in Luxembourg, of (1) written instructions given in accordance with the procedures of the Clearing Agency, to the extent applicable, from or on behalf of a holder of a beneficial interest in the Rule 144A Global Note directing the Paying Agent, as transfer agent, to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (2) a written order given in accordance with the procedures of the Clearing Agency, to the extent applicable, containing information regarding the account to be credited with such increase and the name of such account, and (3) a certificate in the form of Exhibit C given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S or Rule 144 under the Securities Act. Upon such receipt, the Paying Agent, as transfer agent, shall promptly deliver instructions to the Clearing Agency, to reduce or reflect on its records a reduction of the Rule 144A Global Note by the aggregate principal amount of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred from the relevant participant, and the Paying Agent, as transfer agent, shall promptly deliver instructions to the Clearing Agency concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Rule 144A Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions of a beneficial interest in such Regulation S Global Note equal to the reduction in the principal amount of such Rule 144A Global Note.

     (b) If a holder of a beneficial interest in the Regulation S Global Note wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the Rule 144A Global Note, or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in such Rule 144A Global Note, such holder may, subject to the rules and procedures of the Clearing Agency, to the extent applicable, and to the requirements set forth in this Section 2.7(b), exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Rule 144A Global Note. Such exchange or transfer shall only be made upon receipt by the Paying Agent, as transfer agent, at its Corporate Trust Office in London, England or, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, upon receipt by the Luxembourg Paying Agent, as transfer agent, at its office in Luxembourg, of (l) instructions given in accordance with the procedures of the Clearing Agency, to the extent applicable, from or on behalf of a beneficial owner of an interest in the Regulation S Global Note directing the Paying Agent, as transfer agent, to credit or cause to be credited a beneficial interest in the Rule 144A Global Note in an amount equal to the beneficial interest in the Regulation S Global Note to be exchanged or transferred, (2) a written order given in accordance with the procedures of the Clearing Agency, to the extent applicable, containing information regarding the account to be credited with such increase and the name of such account, and (3) prior to or on the 40th day after the later of the commencement of the offering of the Notes and the relevant Issue Date (the "Restricted Period"), a certificate in the form of Exhibit D given by the holder of such beneficial interest and stating that the Person transferring such interest in such Regulation S Note reasonably believes that the Person acquiring such interest in such Rule 144A Note is a Qualified Institutional Buyer (as defined in Rule 144A) and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or any other jurisdiction. Upon such receipt, the Paying Agent, as transfer agent, shall promptly deliver instructions to the Clearing Agency to reduce or reflect on its records a reduction of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be exchanged or transferred, and the Paying Agent, as transfer agent, shall promptly deliver instructions to the Clearing Agency concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Rule 144A Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Rule 144A Global Note equal to the reduction in the principal amount of such Regulation S Global Note. After the expiration of the Restricted Period, the certification requirement set forth in clause (3) of the second sentence of this Section 2.7(b) will no longer apply to such transfers.

     (c) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

     (d) In the event that a Global Note is exchanged for Definitive Notes in registered form without interest coupons, pursuant to Section 2.6(a), or a Definitive Note in registered form without interest coupons is exchanged for another such Definitive Note in registered form without interest coupons, or a Definitive Note is exchanged for a beneficial interest in a Global Note, such Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of Sections 2.7(b) and (c) above (including the certification requirements intended to ensure that such exchanges or transfers comply with Rule 144, Rule 144A or Regulation S, as the case may
be) and as may be from time to time adopted by the Issuer and the Trustee.

     (e) Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may only be exchanged or transferred in accordance with the certification requirements hereof.

     (f) (i) Other than in the case of Notes issued pursuant to a registration statement which has been declared effective under the Securities Act, each Note issued hereunder shall, upon issuance, bear the legend set forth in clause (ii) below (the "Private Placement Legend") and such legend shall not be removed from such Note except as provided in the next sentence. The legend on a Note may be removed from a Note if there is delivered to the Issuer and the Trustee such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as may be reasonably required by the Issuer and the Trustee, that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Note will not violate the registration requirements of the Securities Act, and the Issuer and the Trustee consent to such removal. Upon provision of such satisfactory evidence, the Trustee, at the written direction of the Issuer, shall authenticate and deliver in exchange for such Note another Note or Notes having an equal aggregate principal amount that does not bear such legend. If such a legend required for a Note has been removed from a Note as provided above, no other Note issued in exchange for all or any part of such Note shall bear such legend, unless the Issuer has reasonable cause to believe that such other Note is a "restricted security" within the meaning of Rule 144 and instructs the Trustee to cause a legend to appear thereon.

    (ii) To the extent required by paragraph (f)(i) above, the Notes shall bear the following legend on the face thereof:


            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY U.S. STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OF 1933. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IS HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGI-

     NAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT OF 1933, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE U.S. SECURITES ACT OF 1933 ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT OF 1933 OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

     (g) By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

     Neither the Trustee nor the Paying Agent shall have any obligation or duty to monitor, and shall not be liable for any failure to, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.6 or this Section 2.7. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.


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



     (h) Definitive Notes shall be transferable only upon the surrender of a Definitive Note for registration of transfer. When a Definitive Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements for such transfers are met. When Definitive Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Definitive Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. When a Definitive Note is presented to the Registrar with a request to transfer in part, the transferor shall be entitled to receive without charge a Definitive Note representing the balance of such Definitive Note not transferred. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes at the Registrar's or co-registrar's request.

     (i) The Issuer shall not be required to make, and the Registrar need not register transfers or exchanges of, Definitive Notes (i) for a period of 15 calendar days prior to any date fixed for the redemption of the Notes, (ii) for a period of 15 calendar days immediately prior to the date fixed for selection of Notes to be redeemed in part, (iii) for a payment period of 15 calendar days prior to any Record Date, or (iv) that the registered Holder of Notes has tendered (and not withdrawn) for repurchase in connection with a Change of Control or an Asset Disposition Offer.

     (j) Prior to the due presentation for registration of transfer of any Definitive Note, the Issuer, the Guarantors, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Definitive Note is registered as the absolute owner of such Definitive Note for the purpose of receiving payment of principal, interest or Additional Amounts, if any, on such Definitive Note and for all other purposes whatsoever, whether or not such Definitive Note is overdue, and none of the Issuer, the Guarantors, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

     (k) The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.7.

     (l) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

     (m) Holders of Notes (or holders of interests therein) initially offered or sold in the United States to "qualified institutional buyers" as defined in Rule 144A under the U.S. Securities Act of 1933 pursuant to such rule and prospective purchasers designated by such Holders (or holders of interests therein) will have the right to obtain from the Issuer upon request by such Holders (or holders of interests therein) or prospective purchasers, during any period in which the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, or not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the information required by paragraph d(4)(i) of Rule 144A in connection with any transfer or proposed transfer of such Notes.

     Section 2.8. Replacement Notes.


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


     If a mutilated Definitive Note is surrendered to the Registrar, if a mutilated Global Note is surrendered to the Issuer or if the Holder of a Note claims that such Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note in such form as the Note being replaced in the manner specified in this Section 2.8. If required by the Trustee, the Registrar or the Issuer, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of the Issuer, the Registrar and the Trustee, to protect the Issuer, the Registrar, the Trustee and any Agent from any loss which any of them may suffer if a Note is replaced. The Issuer may charge such Holder for its reasonable out of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Issuer. The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost, stolen or taken Notes.

     Section 2.9. Outstanding Notes.

     Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation, those reductions in the Global Note effected in accordance with the provisions hereof and those described in this Section as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or any of its Affiliates holds the Note.

     If a Note is replaced pursuant to Section 2.8 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it, and upon which it shall be entitled to rely in accordance with Section 7.1(a), that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.8.

     If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest and Additional Amounts, if any, on it cease to accrue.

     If on a Redemption Date or the Maturity Date the Paying Agent holds cash in euros sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest and Additional Amounts, if any, on such Notes cease to accrue.

     Section 2.10. Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, the Guarantors or any of their Affiliates shall be disregarded, except that, for the purposes of determining whether the

Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer actually knows are so owned shall be disregarded and the Trustee assumes no liability in relation to any other Notes.

     The Issuer shall notify the Trustee, in writing, when it or any Guarantor or any of their Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired. The Trustee may require an Officers' Certificate, which shall promptly be provided upon receipt by the appropriate Officers of the requisite information, listing Notes owned by the Company, a Subsidiary of the Company or an Affiliate of the Company.

     Section 2.11. Temporary Notes.

     Until permanent Definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Definitive Notes upon receipt of an Issuer Order pursuant to Section 2.2. The Officers' Certificate shall specify the amount of temporary Definitive Notes to be authenticated and the date on which the temporary Definitive Notes are to be authenticated. Temporary Definitive Notes shall be substantially in the form of permanent Definitive Notes but may have variations that the Issuer considers appropriate for temporary Definitive Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate upon receipt of an Issuer Order pursuant to Section 2.2 permanent Definitive Notes in exchange for temporary Definitive Notes.

     Section 2.12. Cancellation.

     The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall promptly forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Issuer, shall dispose of (subject to the record retention requirements of the Exchange Act) all Notes surrendered for transfer, exchange, payment or cancellation. Upon completion of any disposal, the Trustee shall deliver a certificate of such disposal to the Issuer, unless the Issuer directs the Trustee in writing to deliver the cancelled Notes to the Issuer or the Company. Subject to Section 2.8, the Issuer may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12.

     Section 2.13. Defaulted Interest.

     If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Holder thereof on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest. The Issuer shall promptly notify the Trustee and Paying Agent in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a "Default Interest Payment Date"), and at the same time the Issuer shall deposit with the Trustee or Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee or Paying Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as in this Section 2.13; provided, however, that in no event shall the Issuer deposit monies proposed to be paid in respect of defaulted interest later than 10:00 a.m. London time on the proposed Default Interest Payment Date with respect to defaulted interest to be paid on the Note. At least 15 days before the subsequent special record date, the Issuer shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

     Section 2.14. ISIN and Common Code Numbers.

     The Issuer in issuing the Notes may use ISIN or Common Code numbers, and if so, the Trustee shall use the ISIN and Common Code number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made by the Trustee or the Issuer as to the correctness or accuracy of the ISIN and Common Code number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any changes in any ISIN or Common Code numbers.

     Section 2.15. Deposit of Moneys.

     Prior to 10:00 a.m. London time on the Business Day immediately preceding each interest payment date and Maturity Date or, if the Issuer and the Paying Agent agree in writing, on each interest payment date and Maturity Date, the Issuer shall have deposited with the Trustee or its designated Paying Agent (which shall be the Initial Paying Agent or its successor unless otherwise notified to the Issuer by the Trustee) in immediately available funds money sufficient to make cash payments, if any, due on such interest payment date or Maturity Date, as the case may be, on all Notes then outstanding. Such payments shall be made by the Issuer in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date or Maturity Date, as the case may be. The Issuer shall, prior to 10:00 a.m. London time on the second Business Day prior to the date on which the Paying Agent is to receive payment, procure that the bank effecting payment for it confirms by tested telex or SWIFT MT100 message to the Paying Agent that an irrevocable payment instruction has been given. Promptly upon receipt of such payment, the Paying Agent shall confirm by the medium chosen by the Paying Agent to the Issuer the receipt of such payment.

     Section 2.16. Certain Matters Relating to Global Notes.

     Members of or participants in a Clearing Agency ("Agent Members") shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Clearing Agency or its nominee, and the Clearing Agency or its nominee may be treated by the Issuer, the Guarantors and any agent of the Issuer or the Guarantors as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Guarantors, the Trustee or any agent of the Issuer or the Guarantors from giving effect to any written certification, proxy or other authorization furnished by the Clearing Agency or its nominee or impair, as between the Clearing Agency and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

     The Holder of any Global Note may grant proxies and otherwise authorize any person, including Euroclear and Clearstream Banking and their Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                                  Article III

                                   REDEMPTION

     Section 3.1. Optional Redemption.

     The Notes may be redeemed, as a whole or from time to time in part, upon the terms and at the redemption prices set forth in the Notes. Any redemption pursuant to this Section 3.1 shall be made pursuant to the provisions of this
Article III.

     Section 3.2. Notices to Trustee.

     If the Issuer elects to redeem Initial Notes pursuant to Paragraph 8 or 9 of such Notes it shall notify the Trustee and the Principal Paying Agent in writing of the Redemption Date and the principal amount of Notes to be redeemed at least 30 days but not more than 60 days before the Redemption Date (or such shorter period if the Trustee consents to such shorter period). The Company or the Issuer shall give notice of redemption as required under the relevant paragraph of the Notes pursuant to which such Notes are being redeemed. Any redemption and notice may, at the Company's or the Issuer's discretion, be subject to the satisfaction of one or more conditions precedent.

     Section 3.3. Selection of Notes to Be Redeemed.

     The Issuer will inform the Luxembourg Stock Exchange of the principal amount of the Notes that have not been redeemed in connection with any optional redemption. If less than all the Notes are to be redeemed at any time, the Trustee will select the Notes to be redeemed by a method that complies with the requirements, as certified to the Trustee by the Issuer, of the principal securities exchange, if any, on which the Notes are listed at such time or, if the Notes are not listed on a securities exchange, pro rata, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than (euro)1,000. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

     Section 3.4. Notice of Redemption.

     At least 30 days but not more than 60 days before a Redemption Date, the Company or the Issuer shall, so long as the Notes are in the form of Global Notes, and are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, publish in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort), and in the case of Definitive Notes, in addition to such publication, mail to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar (any such mailed notice, if mailed in the manner provided in this Section 3.4, to be conclusively deemed to have been given, whether or not the Holder receives such notice). At the Company's or the Issuer's request made at least 30 days before the Redemption Date (or such shorter period as the Trustee in its sole discretion shall determine), the Trustee shall give the notice of redemption in the Company's or the Issuer's name and at the Company's or the Issuer's expense; provided, however, that the Company or the Issuer shall deliver to the Trustee an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given. Each such notice for redemption shall identify the Notes to be redeemed and shall state:

     (a)   the expected Redemption Date;

     (b)   the Redemption Prices;

     (c)    the name and address of the relevant Paying Agent or Paying Agents;

     (d) the place where the Notes called for redemption must be surrendered to collect the Redemption Price;

     (e) that, unless the Company or the Issuer does not make the redemption payment (whether because any conditions to redemption have not been met or otherwise), interest and Additional Amounts, if any, on Notes called for redemption shall cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

     (f) (i) if any Global Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, interest and Additional Amounts, if any, shall cease to accrue on the portion called for redemption, and upon surrender of such Global Note, the Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unredeemed portion, will be returned and (ii) if any Definitive Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and that, after the Redemption Date, upon surrender of such Definitive Note, a new Definitive Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof, upon cancellation of the original Note;

     (g) if fewer than all the Notes are to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

     (h) the paragraph of the Notes pursuant to which the Notes are to be redeemed;

     (i) the ISIN or Common Code number, and that no representation is made as to the correctness or accuracy of the ISIN or Common Code number, if any, listed in such notice or printed on the Notes; and

     (j) the conditions to redemption, if any, specified by the Company or the Issuer.

     Section 3.5. Effect of Notice of Redemption.

     Subject to the fulfillment of any conditions to redemption specified in
Section 3.4, once notice of redemption is given in accordance with Section 3.4, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued and unpaid interest thereon, if any, and Additional Amounts, if any, to the Redemption Date), but (in the case of Definitive Notes) installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates.

     Section 3.6. Deposit of Redemption Price.

     On or prior to 10:00 a.m. London time on the Redemption Date, the Company or the Issuer shall deposit with the Trustee or its designated Paying Agent (which shall be the Principal Paying Agent unless otherwise notified to the Company or the Issuer by the Trustee) euro in same-day funds sufficient to pay the Redemption Price of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company or the Issuer any cash so deposited which is not required for that purpose upon the written request of the Company or the Issuer.

     If the Company or the Issuer complies with the preceding paragraph, then, unless the Company or the Issuer does not make the redemption payment (whether because any conditions to redemption have not been met or otherwise), interest and Additional Amounts on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment. With respect to Definitive Notes, if a Definitive Note is redeemed on or after an interest Record Date but on or prior to the related interest payment date, then any accrued and unpaid interest, and Additional Amounts, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company or the Issuer to comply with the preceding paragraph, interest, and Additional Amounts, if any, shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, in each case at the rate provided in the Notes and in Section 4.1.

     Section 3.7. Notes Redeemed in Part.

     Upon surrender and cancellation of a Definitive Note that is redeemed in part (with, if the Issuer or the Trustee so requires, the endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Issuer shall execute and upon receipt of an Issuer Order the Trustee shall authenticate for the Holder without a service charge a new Definitive Note equal in principal amount to the unredeemed portion of the Definitive Note surrendered and canceled; provided, however, that each such Definitive Note shall be in a principal amount at maturity of (euro)1,000 or an integral multiple thereof. Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered; provided, however, that each such Global Note shall be in a principal amount at maturity of (euro)1,000 or an integral multiple thereof.

                                   Article IV

                                    COVENANTS

     Section 4.1. Payment of Notes.

     (a) The Issuer shall pay the principal, premium, if any, interest and Additional Amounts, if any, on the Notes in the manner provided in such Notes and this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (including the Principal Paying Agent) holds on that date money deposited by the Issuer in immediately available funds and designated for, and sufficient to pay the installment in full.

     (b) The Issuer shall pay, to the extent such payments are lawful, interest(including post-petition interest in any proceeding under any Bankruptcy
Law) on overdue principal and on overdue installments of interest (without regard to any applicable grace periods), and on any overdue Additional Amounts, from time to time on demand at the rate borne by the Notes.

     (c) Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Section 4.2. Maintenance of Office or Agency.

     The Issuer shall maintain the offices or agencies (which offices may be offices of the Trustee or an affiliate of the Trustee, Registrar or co-Registrar) required under Section 2.3 where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such offices or agencies. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with an address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.1. The Issuer hereby initially designates the office of The Bank of New York, London located at One Canada Square, London E14 5AL, United Kingdom, as its initial office or agency and, for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Issuer will appoint The Bank of New York (Luxembourg) S.A. or such other Person located in Luxembourg and reasonably acceptable to the Trustee, as an additional paying and transfer agent. The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer.

     Section 4.3. Limitation on Additional Indebtedness.

     (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including any Acquired Indebtedness) except for Permitted Indebtedness; provided, that the Issuer and the Guarantors will be allowed to Incur Indebtedness (including Acquired Indebtedness) and any Restricted Subsidiary that is not a Guarantor will be allowed to Incur Acquired Indebtedness, if, after giving pro forma effect to such Incurrence and any concurrent financing (including the application of the net proceeds therefrom), the Consolidated Fixed Charge Coverage Ratio of the Company would be greater than 2.0 to 1.0.

     (b) The foregoing limitation will not prohibit the Incurrence of the following Indebtedness ("Permitted Indebtedness"):

          (1)   Indebtedness represented by the Notes issued on the Issue Date;

          (2) Credit Facility Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not to exceed the greater of (a) (euro)100,000,000 and (b) the sum of (x) 85% of the total book value of accounts receivable and (y) 50% of the total book value of inventory, in each case as reflected on the Company's most recent consolidated financial statements prepared in accordance with GAAP less (z)
     (euro)100,000,000;

          (3) Indebtedness (other than Credit Facility Indebtedness) of the Company and any Restricted Subsidiary outstanding on the Issue Date;

          (4) Interest Rate Protection Agreements of the Company or any Restricted Subsidiary covering Indebtedness of the Company or any Restricted Subsidiary to the extent that the notional principal amount of such Interest Rate Protection Agreement does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

          (5) any Indebtedness under Currency Protection Agreements of the Company or any Restricted Subsidiary; provided, that in the case of Currency Protection Agreements which relate to Indebtedness, such Currency Protection Agreements do not increase the outstanding Indebtedness of the Company or any Restricted Subsidiary other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (6) Indebtedness of the Issuer or any Guarantor owed to and held by any Restricted Subsidiary which is not a Guarantor for so long as such Indebtedness is held by such Restricted Subsidiary subject to no Lien; provided, that (a) any such Indebtedness is subordinated in right of payment to the Notes and (b) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed the Incurrence of Indebtedness not constituting Permitted Indebtedness;

          (7) Indebtedness of the Company or a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary (other than the Indebtedness described in clause (6) above) for so long as such Indebtedness is held by the Company or such Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary; provided, that any subsequent of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed the Incurrence of Indebtedness not constituting Permitted Indebtedness;

          (8) Indebtedness of the Company or any Restricted Subsidiary in order to finance insurance premiums and other Indebtedness represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements, all in the ordinary course of business;

          (9) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business in accordance with customary industry practice, in amounts and for purposes customary in the industry of the Company and its Subsidiaries;

          (10) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for adjustment of purchase price, earn out or other similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets, or a Restricted Subsidiary, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and any Restricted Subsidiary in connection with such disposition;

          (11) Capitalized Lease Obligations and Purchase Money Obligations of the Company and Restricted Subsidiary Incurred in the ordinary course of business not to exceed (euro)15,000,000 at any one time outstanding;

          (12) Acquired Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed(euro)5,000,000 at any one time outstanding;

          (13) replacements, renewals, refinancings and extensions of the Indebtedness Incurred under paragraph (a) of this Section 4.3 and under the preceding clauses (1) and (3) (including, in the case of Indebtedness Incurred under Clause (3), repayments and subsequent re-Incurrences thereof); provided, that (in the case of Indebtedness Incurred under paragraph (a) of this Section 4.3 and under the preceding clause (1)) any such renewal, refinancing or extension (A) is scheduled to mature either
     (i) no earlier than the Indebtedness being replaced, renewed, refinanced or extended, or (ii) after the maturity date of the Notes, (B) the portion, if any, of such replacement, renewal, refinancing or extension that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Indebtedness is Incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being replaced, renewed, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, (C) shall not exceed the principal amount (plus accrued interest and prepayment premium, if any) of the Indebtedness being replaced, renewed, refinanced or extended and the amount of customary fees, expenses and costs related to the Incurrence of such Indebtedness and (D) is Incurred by the same entity that is the obligor (or could have been a Guarantor) on the Indebtedness being replaced, renewed, refinanced or extended or by a Guarantor;

          (14) guarantees constituting an Investment in the Sporting Industry; provided that after giving pro forma effect to such Investments, the Consolidated Fixed Charge Coverage Ratio of the Company would be greater than 2.0 to 1.0; and

          (15) additional Indebtedness of the Company and the other Guarantors in an aggregate principal amount not to exceed(euro)20,000,000 at any one time outstanding.

     (c) Each of the foregoing clauses (1) through (15) shall be given independent effect and Indebtedness which may be Incurred pursuant to two or more of the foregoing clauses may be classified or reclassified under each such clause at the option of the Company or the Issuer.

     (d) For purposes of determining compliance with any euro- denominated restriction on the Incurrence of Indebtedness, the Euro Equivalent principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness. Notwithstanding any other provision of this
Section 4.3, the maximum amount of Indebtedness that the Company may Incur pursuant to this Section 4.3 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

     Section 4.4. Limitation on Restricted Payments.

     (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment, unless:

          (1) no Default or Event of Default will have occurred and be continuing hereunder at the time of or after giving effect to such Restricted Payment;

          (2) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of:

          (i) 50% of the Company's cumulative Consolidated Net Income accrued on a cumulative basis during the period (taken as one accounting period) beginning on January 1, 2004 and ending on the last day of the most recent full fiscal quarter ending on or prior to the date of such Restricted Payment for which financial statements are available (or in the event Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

         (ii) the aggregate Net Proceeds in the form of cash received by the Company from capital contributions to, or from the issuance or sale of Capital Stock of, the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company) after the Issue Date; plus

        (iii) the amount by which Indebtedness of the Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date, of such Indebtedness into Capital Stock (other than Disqualified Capital Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); plus (iv) (a) 100% of the net reduction in Investments (other than Permitted Investments) resulting from payments of interests on Indebtedness, dividends, return of capital, repayments of loans or advances or other transfers of assets, in each case, to the Company or any Restricted Subsidiary, from the Person in whom such Investment was made (except to the extent any such amount is included in the calculation of Consolidated Net Income) and (b) upon redesignation of an Unrestricted Subsidiary as a Restricted subsidiary, the fair market value of such Subsidiary; provided, that the sum of Section 4.4(a)(2)(iv)(a) and (b) shall not exceed the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person; and

          (3) at the time of such Restricted Payment, the Company could Incur(euro)1.00 of additional Indebtedness pursuant to Section 4.3(a).

     (b) The provisions of this Section 4.4 will not prohibit the following (each a "Permitted Payment"): (i) the payment of any dividend within 60 calendar days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture; (ii) the payment, defeasance, purchase, redemption, prepayment, acquisition or retirement of any Capital Stock of the Company or Indebtedness of the Issuer or the Guarantors that is subordinate in right of payment to the Notes or the Guarantees, respectively, by conversion into or by an exchange for, Capital Stock of the Company that is not Disqualified Capital Stock or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company and other than such issuances or sales financed directly or indirectly by the Company or its Subsidiaries except to the extent such financing has been repaid) of other Capital Stock (other than Disqualified Capital Stock) of the Company; provided, that such proceeds are not included in Section 4.4(a)(2)(ii) above;
(iii) the redemption or retirement of Indebtedness of the Issuer or the Guarantors that is subordinate in right of payment to the Notes or the Guarantees, respectively, in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale of Indebtedness of the Issuer or the Guarantors (other than to a Subsidiary of the Company) that is contractually subordinated in right of payment to the Notes and that is permitted to be Incurred in accordance with Section 4.3; (iv) dividend or distribution payments to minority shareholders of a Restricted Subsidiary made in connection with pro rata or greater dividend or distribution payments made to the Company or any Restricted Subsidiary; (v) the purchase of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount thereof in the event of a change in control under the terms of any such Subordinated Indebtedness, in accordance with the provisions contained in the instruments governing any such Subordinated Indebtedness; provided, that any such provisions are substantially similar to the "Change of Control" provisions contained herein and provided, further, that prior to such purchase the Company has made the Change of Control Offer with respect to the Notes and has purchased all Notes validly tendered for payment in connection with such Change of Control Offer;
(vi) the purchase of Capital Stock of the Issuer or the Company from members of the management of the Issuer or the Company in an aggregate amount not to exceed
(euro)1,000,000; (vii) payments or distributions in respect of the Company's Capital Stock in an amount not to exceed

(euro)3,000,000 in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years) and (viii) additional Restricted Payments in an aggregate amount outstanding not to exceed
(euro)8,500,000.

     (c)   In determining the amount of Restricted Payments permissible under
Section 4.4(a)(2) above, only amounts expended pursuant to Section 4.4(b)(i) and
(viii) shall be included, but without duplication, as Restricted Payments.

     Section 4.5. Limitation on Liens.

     (a) The Company not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, Incur, assume or suffer to exist any Lien (other than a Permitted Lien) of any kind upon any of its property or assets now owned or hereafter acquired by it, which secures Indebtedness of the Company or any Restricted Subsidiary of the Company, unless the Notes are equally and ratably secured by such Lien; provided, that if the Indebtedness secured by such Lien is subordinate or junior in right of payment to the Notes or the Guarantees then the Lien securing such Indebtedness shall be subordinate or junior in priority to the Lien securing the Notes or the Guarantees, as applicable, at least to the same extent as such Indebtedness is subordinate or junior to the Notes or the Guarantees.

     Section 4.6. Limitation on Sale-Leaseback Transactions.

     The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any Sale-Leaseback Transaction unless either (i) after giving effect to such Sale-Leaseback Transaction on a pro forma basis, the Company is in compliance with Section 4.5 and could Incur Indebtedness pursuant to Section 4.3 (including Permitted Indebtedness) in an amount at least equal to the Attributable Debt associated with such Sale-Leaseback Transaction or (ii) the lease is between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

     Section 4.7. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

     (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective or enter into any agreement with any Person that would cause any consensual encumbrance or restriction (after giving effect to any applicable exceptions thereto) of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by the Issuer or a Subsidiary of the Issuer (other than an Unrestricted Subsidiary), (b) make any loans or advances to or pay any Indebtedness owed to the Issuer or any Subsidiary of the Issuer (other than an Unrestricted Subsidiary) or (c) transfer any of its properties or assets to the Issuer or to any Subsidiary of the Issuer (other than an Unrestricted Subsidiary), except for (i) encumbrances or restrictions existing under or contemplated by or by reason of the Notes and this Indenture, (ii) encumbrances or restrictions existing under or contemplated by agreements as in effect on the Issue Date, (iii) encumbrances or restrictions with respect to a Person that is not a Restricted

Subsidiary on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary (but not created in contemplation of such Person becoming a Restricted Subsidiary), (iv) encumbrances or restrictions existing under or by reason of applicable law, (v) encumbrances or restrictions existing under or by reason of customary non-assignment provisions of agreements entered into in the ordinary course of business and consistent with past practices, (vi) encumbrances or restrictions existing by reason of any Lien permitted under
Section 4.5, (vii) encumbrances or restrictions existing under any agreement for the sale or disposition of assets of the Company or any Restricted Subsidiary, or the Capital Stock of any Restricted Subsidiary permitted by Section 4.8, in each case, pending the closing of such sale or disposition, (viii) encumbrances or restrictions contained in agreements governing Indebtedness that are no more restrictive in any material respect than those contained in the Notes in the judgment of the Board of Directors, (ix) customary limitations on the distribution or disposition of assets or property in joint venture agreements entered into in good faith; provided that such encumbrance or restriction is applicable only to such Restricted Subsidiary and provided that: (A) the encumbrance or restriction is not materially more disadvantageous to the Holders than is customary in comparable agreements in the judgment of the Board of Directors; and (B) any such encumbrance or restriction will not materially affect the ability of the Issuer to make any anticipated principal or interest payments on the Notes, (x) encumbrances or restrictions existing under any agreement that refinances, replaces, renews or extends an agreement containing a restriction permitted by clause (i), (ii) or (iii) above; provided, that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the Holders than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness refinanced, (xi) encumbrances or restrictions created under any agreements with respect to Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred pursuant to Section 4.3, including encumbrances or restrictions contained in agreements governing Credit Facility Indebtedness or any guarantee thereof; provided, that any such encumbrances or restrictions are ordinary and customary with respect to the type of Indebtedness being Incurred (under the relevant circumstances) and will not materially affect the ability of the Issuer to make any anticipated principal or interest payments on the Notes, in the judgment of the Board of Directors; (xii) in the case of (c) above, encumbrances or restrictions that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, conveyance or contract or similar agreement, arising by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or asset of the Company or any Restricted Subsidiary not otherwise prohibited by the terms hereof or arising from or agreed to in the ordinary course of business that, in such case, does not individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company and its Restricted Subsidiaries, taken as a whole and (xiii) encumbrances or restrictions contained in any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired.

     Section 4.8. Disposition of Proceeds of Assets Sales.

     (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless (i) the consideration re-ceived in respect of such Asset Sale is at least equal to the Fair Market Value of the assets subject to such Asset Sale and (ii) at least 75% of the value of the consideration therefrom received by the Company or such Restricted Subsidiary is in the form of any combination of the following: (A) cash or Cash Equivalents, (B) assets to be owned by and used in the business of the Company or any Restricted Subsidiary or (C) the assumption by the Person acquiring the assets in such Asset Sale of Indebtedness or trade payables of the Company or any Restricted Subsidiary with the effect that none of the Company or its Restricted Subsidiaries will have any further obligation with respect to such Indebtedness. The Issuer or the applicable Restricted Subsidiary, as the case may be, will either (w) within 365 calendar days apply the Net Asset Sale Proceeds from such Asset Sale to permanently repay secured Indebtedness of the Issuer or the Guarantors or, in the event of any Asset Sale by a Restricted Subsidiary which is not a Guarantor, to permanently repay Indebtedness of such Restricted Subsidiary or (x) within 365 calendar days of such Asset Sale apply the Net Asset Sale Proceeds from such Asset Sale to invest in a Permitted Related Investment or (y) within 365 calendar days from such Asset Sale apply the Net Asset Sale Proceeds from such Asset Sale to repurchase Notes acquired by the Company in the open market or (z) apply any Net Asset Sale Proceeds from any Asset Sale that are not applied pursuant to clause (w), (x) or (y) above (such amounts, "Excess Proceeds") as provided below.

     (b)   When the aggregate amount of Excess Proceeds equals or exceeds
(euro)10,000,000, the Company or the Issuer will make an offer to purchase (an "Asset Sale Offer") from all Holders of the Notes and other unsubordinated Indebtedness of the Issuer and the Guarantors (to the extent the terms of such other unsubordinated Indebtedness so require), pro rata, not more than 60 calendar days thereafter (the "Excess Proceeds Payment Date") that portion of outstanding Notes and other unsubordinated Indebtedness purchasable with such Excess Proceeds, at a price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the purchase date. To the extent that the Asset Sale Offer is not fully subscribed, the Company may use the unutilized portion of such Excess Proceeds for general corporate purposes. If the aggregate principal amount, plus accrued and unpaid interest, if any, thereon of Notes and other unsubordinated Indebtedness validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, Notes and other unsubordinated Indebtedness to be purchased will be selected on a pro rata basis based upon amounts tendered. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds will be reset to zero. Notice of an Asset Sale Offer will be mailed to the Holders as shown on the register of Holders not less than 30 calendar days nor more than 60 calendar days before the Excess Proceeds Payment Date, with a copy to the Trustee, and will comply with the procedures set forth herein. The Issuer will cause a copy of such notice to be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort). Upon receiving notice of the Asset Sale Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of
(euro)1,000 principal amount in exchange for cash. An Asset Sale Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

     (c) If an offer is made to repurchase the Notes in an Asset Sale Offer, the Company or the Issuer will comply with any tender offer rules under any applicable laws, rules and regulations in connection with any such offer. To the extent that the provisions of any applicable laws, rules and regulations conflict with this Section 4.8, the Company or the Issuer shall comply with the applicable laws, rules and regulations and shall not be deemed to have breached its obligations under the provisions hereof by virtue thereof.

     Section 4.9. Limitations on Transactions with Affiliates.

     (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service or the lending of any funds) with or for the benefit of any of its Affiliates (each an "Affiliate Transaction"), other than such transactions as are entered into and conducted in good faith and which are on terms no less favorable to the Company or such Restricted Subsidiary than those that could have been obtained in a comparable transaction on an arm's-length basis from a Person that is not an Affiliate. All Affiliate Transactions or series of Affiliate Transactions involving aggregate payments or other market value in excess of (euro)2,000,000 must also be approved, prior to the consummation thereof, by a majority of the disinterested members of the Board of Directors of the Company and evidenced by a Board Resolution. Any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments or other market value in excess of (euro)5,000,000 or as to which there are no disinterested directors, is also subject to the further requirement that the Company obtain an opinion of an Independent Financial Advisor with experience in appraising the terms and conditions of the relevant type of transaction (or series of transactions) stating that the transaction (or a series of transactions) is fair, from a financial point of view, to the Company or such Restricted Subsidiary.

     (b) The foregoing restrictions will not apply to (i) transactions solely between the Company and any Restricted Subsidiary or among its Restricted Subsidiaries, (ii) reasonable and customary fees and compensation and indemnification and similar arrangements and transactions pursuant to contracts with officers, directors, employees or consultants of the Company and its Subsidiaries and payments thereunder, (iii) arrangements in effect on the Issue Date and amendments or renewals thereof that are not more disadvantageous to the Holders in any material respect than the original agreements as in effect on the Issue Date, (iv) transactions permitted by, and complying with the provisions of
Section 5.1; (v) Restricted Payments (including Permitted Payments) made in accordance with Section 4.4 and (vi) the issuance and sale of Capital Stock (other than Disqualified Capital Stock) of the Company for cash.

     Section 4.10. Designation of Restricted and Unrestricted Subsidiaries.

     (a) The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if (i) the Subsidiary to be so designated (the "Designee") does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary (other than a direct or indirect Subsidiary of the Designee; provided, that any such direct or indirect Subsidiary of the Designee shall otherwise comply with clauses (i) through (v) of this Section 4.10), (ii) the Subsidiary to be so designated is not obligated under any Indebtedness, Lien or other obligation that, if in default, would result (with the passage of time or notice or other-

wise) in a default on any Indebtedness of the Issuer or of any Subsidiary (other than the Designee or a Subsidiary of the Designee that is an Unrestricted Subsidiary), (ii) the Company certifies that such designation complies with
Section 4.4, (iv) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly all or substantially all of the business of the Company and its Subsidiaries; and (v) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Capital Stock or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes hereof and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date. For purposes of making any such designation, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under clause (a) of Section 4.4. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     (b) The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary, if immediately after giving pro forma effect to such designation (i) the Company could Incur (euro)1.00 of additional Indebtedness under Section 4.3(a) and (ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

     (c) Any such designation or redesignation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate (i) certifying that such designation or redesignation complies with the foregoing provisions and (ii) giving the effective date of such designation or redesignation, such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year). Unless designated as an Unrestricted Subsidiary as herein provided, each Subsidiary of the Company shall be a Restricted Subsidiary. Except as provided herein, no Restricted Subsidiary shall be designated as an Unrestricted Subsidiary.

     Section 4.11. Ownership of Capital Stock of Restricted Subsidiaries.

     (a) The Company will not sell or otherwise dispose of, and will not permit any Restricted Subsidiary to issue, sell or otherwise dispose of any Capital Stock of any Restricted Subsidiary; provided, that this Section 4.11 shall not prohibit (i) the ownership by directors of directors' qualifying shares or the ownership by other Persons of shares required to be owned pursuant to applicable law; (ii) the sale of Capital Stock at any Restricted Subsidiary in compliance with Section 4.8 if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and, treating the remaining ownership interest of the Company or the Restricted Subsidiary in such Restricted Subsidiary as a Restricted Payment, such payment would be permissible under Section 4.4; (iii) the issuance and sale of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by the Company and the Restricted Subsidiaries in compliance with Section 4.8; or (iv) any issuance of shares of Capital Stock of a Restricted subsidiary if, after giving effect to such issuance, the Company directly or indirectly maintains its percentage ownership of such Restricted Subsidiary.

     Section 4.12. Provision of Financial Information.

     (a) The Company shall provide the Trustee with (1) its annual financial statements and related notes thereto for the most recent fiscal year prepared in accordance with GAAP, together with an audit report thereon, together with a discussion of the "Results of Operations and Liquidity" for such fiscal years prepared in a manner substantially consistent with the "Management's Discussion and Analysis of Financial Conditions and Results of Operations" appearing herein, a description of "Related Party Transactions" and a "Description of Other Indebtedness," within 120 days of the end of each fiscal year; provided, however, that the filing of a Form 20-F with the Commission will fulfill the content requirements of this clause (1); and (2) quarterly financial information as of and for the period from the beginning of each year to the close of each quarterly period (other than the fourth quarter), together with comparable information for the corresponding period of the preceding year, and a summary "Management's Discussion and Analysis of Financial Conditions and Results of Operations" providing a brief discussion of the results of operations for the period within 60 days following the end of the fiscal quarter.

     (b)   To the extent that the Company is not then filing reports pursuant to
Section 13 or 15(d) of the Exchange Act, contemporaneously with the provision of each report discussed above, the Company will also file a press release with the appropriate internationally recognized wire services with respect to such report and post such press release on the Company's website.

     (c) If and so long as the Notes are listed on the Luxembourg Stock Exchange, copies of such reports shall also be available at the specified office of the Paying Agent and transfer agent in Luxembourg.

     (d) In addition, so long as the Notes remain outstanding and during any period when the Issuer or the Company is not subject to Section 13 or 15(d) of the Exchange Act nor exempt therefrom pursuant to Rule 12g3-2(b), the Company will furnish to any Holder or beneficial owner of Notes initially offered and sold in the United States to "qualified institutional buyers" as defined in Rule 144A under the U.S. Securities Act of 1933 pursuant to such rule and any prospective purchaser in the United States designated by such Holder or beneficial owner, upon request, any information required to be delivered pursuant to Rule 144A(d)(4) under the U.S. Securities Act of 1933.

     Section 4.13. Change of Control.

     (a) Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date") the Company or the Issuer shall notify the Holders in writing of


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

such occurrence and shall make an offer to purchase (the "Change of Control Offer"), on a Business Day (the "Change of Control Payment Date") not later than 60 Business Days following the Change of Control Date, all Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Date. All Notes properly tendered pursuant to such Change of Control Offer and not withdrawn pursuant thereto will be purchased on the Change of Control Payment Date.

     (b) Notice of a Change of Control Offer shall be mailed by the Company or the Issuer to the Holders not less than 30 calendar days nor more than 60 calendar days before the Change of Control Payment Date. The Company or the Issuer shall cause a copy of such notice to be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger
Wort). The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the Change of Control Payment Date. Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender such Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed to the Trustee at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date. Holders will be entitled to withdraw their tendered Notes and their election to require the Company or the Issuer to purchase such Notes, provided that the Trustee receives, no later than the close of business on the last day of the offer period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of Notes tendered for purchase and a statement that such Holder is withdrawing his or her tendered Notes and his or her election to have such Notes purchased. Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to (euro)1,000 in principal amount or an integral multiple thereof. Unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date. Any Note not properly tendered shall remain outstanding and continue to accrue interest.

     (c) The Company or the Issuer shall comply with any applicable laws, rules and regulations in connection with any Change of Control Offer. To the extent that the provisions of such laws, rules and regulations conflict with this Section 4.13, the Company or the Issuer shall comply with such applicable laws, rules and regulations and will not be deemed to have breached its obligations under this Section 4.13 by virtue thereof.

     Section 4.14. Additional Amounts.

     (a) All payments that the Issuer makes under or with respect to the Notes or that the Guarantors make under or with respect to the Guarantees will be made free and clear of, and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of the government of Austria or by or within any department or political subdivision thereof or within any other jurisdiction in which the Issuer, the Guarantors or any Surviving Entity are organized or resident for tax purposes or from or through which payment is


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

made (each a "Relevant Taxing Jurisdiction"), unless the Issuer or the Guarantors, as the case may be, are required to withhold or deduct Taxes by law or by the interpretation or administration of law. If the Issuer or the Guarantors are required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Issuer or the Guarantors, as the case may be, will pay, to the extent permitted by law, additional amounts ("Additional Amounts") as may be necessary to ensure that the net amount received by each Holder of the Notes (including Additional Amounts) after such withholding or deduction will be not less than the amount the Holder would have received if such Taxes had not been required to be withheld or deducted.

     (b) Neither the Issuer nor the Guarantors will, however, pay Additional Amounts to a Holder or beneficial owner in respect or on account of:

          (1) any Taxes that are imposed or levied by a Relevant Taxing Jurisdiction by reason of the Holder's or beneficial owner's present or former connection with such Relevant Taxing Jurisdiction (other than the mere receipt or holding of Notes or by reason of the receipt of payments thereunder or the exercise or enforcement of rights under any Notes or this Indenture);

          (2) any Taxes that are imposed or levied by reason of the failure of the Holder or beneficial owner of Notes, following the Issuer's written request addressed to the Holder (and made at a time which would enable the Holder or beneficial owner acting reasonably to comply with that request), to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of withholding or deduction of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction);

          (3) any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

          (4) any Tax which is payable otherwise than by withholding or deduction from payments made under or with respect to the Notes;

          (5) Taxes imposed on or with respect to any payment by the Issuer or the Guarantors to the Holder if such Holder is a fiduciary or partnership or person other than the sole beneficial owner of such Note to the extent that Taxes would not have been imposed on such Holder had such Holder been the sole beneficial owner of such Note;

          (6) any Tax that is imposed or levied by reason of the presentation (where presentation is required in order to receive payment) of such Notes for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the Holder or beneficial owner thereof would have been entitled to Additional Amounts had the Notes been presented for payment on any date during such 30 day period;

          (7) any Tax that is imposed on or with respect to a payment made to a Holder or beneficial owner who would have been able to avoid such withholding or deduction by presenting the relevant Notes to another paying agent in a member state of the European Union; or

          (8) any withholding or deduction in respect of any Taxes imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such Directive.

     (c) The Issuer and the Guarantors will also (i) make such withholding or deduction as is required by applicable law and (ii) remit the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law.

     (d) At least 30 calendar days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuer or the Guarantors will be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case it will be promptly thereafter), the Issuer or the Guarantors will deliver to the Trustee an Officers' Certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. The Issuer will promptly publish a notice in accordance with Section 11.1 stating that such Additional Amounts will be payable and describing the obligation to pay such amounts.

     (e) In addition, the Issuer will pay any present or future stamp, issue, registration, documentation, excise or property taxes or other similar taxes, charges and duties, including interest and penalties with respect thereto, imposed by any Relevant Taxing Jurisdiction in respect of the execution, issue, delivery or registration of the Notes or any other document or instrument referred to thereunder and any such taxes, charges or duties imposed by any jurisdiction as a result of, or in connection with, the enforcement of the Notes or any other such document or instrument following the occurrence of any Event of Default with respect to the Notes except, in each case, to the extent such taxes, charges or duties result from the taking into Austrian territory of the original or a certified copy of this Indenture, or any signed writing referring thereto, by the Trustee or any Holder other than as required by law, regulation, or as required to be produced in any court proceedings relating to the Indenture or the Notes.

     (f) Whenever this Indenture or the Notes refers to, in any context, the payment of principal, interest, if any, or any other amount payable under or with respect to any Note, such reference includes the payment of Additional Amounts, if applicable.


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

     Section 4.15. Corporate Existence.

     Except as otherwise permitted by Article V, the Issuer and each of the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect its respective corporate existence and the corporate, partnership, limited liability or other existence of each of them in accordance with the respective organizational documents (as the same may be amended from time to time) of each such Person and their rights (charter and statutory).

     Section 4.16. Compliance Certificate; Notice of Default.

     The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that, to the best of the signer's knowledge, no Default occurred during such year and at the date of such certificate there is no Default which has occurred and is continuing or, if such signer does know of such Default, the certificate shall describe its status, with particularity and what action the Issuer is taking or proposes to take with respect thereto. The Officers' Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year end. Upon becoming aware of a Default, the Issuer also shall deliver to the Trustee, within 30 days thereafter, written notice of any events of which it is aware which would constitute a Default, their status and what action the Issuer is taking or proposes to take in respect thereof.

     Section 4.17. Additional Guarantors.

     To the extent not prohibited by applicable law, if any Guarantor transfers or causes to be transferred (including by way of an Investment), in one transaction or a series of related transactions, any property to any Subsidiary of the Company that is not a Guarantor, then such transferee Subsidiary shall:
(a) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall guarantee all of the Issuer's obligations under the Notes and the Indenture on the terms set forth Article X hereof; and (b) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary. Thereafter, such Subsidiary shall be a Guarantor for all purposes of the Indenture. The foregoing is not applicable to Permitted Transfers.

     Section 4.18. Maintenance of Intercompany Note.

     The Intercompany Note will mature on February 1, 2014. Interest on the Intercompany Note will be payable semi-annually and will bear interest at a rate per annum equal to the interest on the Notes. The Issuer will not accept prepayment of the Intercompany Note if the aggregate principal amount of the then outstanding Notes (after giving effect to the payment of any principal on Notes then due) would exceed the aggregate principal amount of the Intercompany Note.

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


                                   Article V

                              SUCCESSOR CORPORATION

     Section 5.1. Limitation on Mergers and Certain Other Transactions.

     (a) The Issuer will not consolidate with or merge with or into or sell, assign, convey, lease or transfer all or substantially all of its properties and assets as an entirety to any Person in a single transaction or through a series of transactions, unless: (i) the Issuer shall be the continuing Person or the Person formed by such consolidation or into which the Company is merged or transferred or to which its assets are transferred (the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia or of any country in the European Union (as it exists on the Issue Date); (ii) the Surviving Entity shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Issuer under the Notes and this Indenture; (iii) immediately before and immediately after giving effect to such transaction, or series of transactions (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; (iv) immediately after giving pro forma effect to such transaction or series of transactions, the Issuer or the Surviving Entity could Incur (euro)1.00 of additional Indebtedness pursuant to Section 4.3(a); and (v) the Company or such Surviving Entity shall have delivered to the Trustee an Officers' Certificate stating that such consolidation, merger, sale, assignment, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture, complies with the applicable provisions hereof and that all conditions precedent herein relating to the transaction or series of transactions have been satisfied. Notwithstanding the foregoing clauses (ii) through (v), any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or another Restricted Subsidiary.

     (b) The Company will not and will not permit any of the other Guarantors to consolidate with or merge with or into or sell, assign, convey, lease or transfer all or substantially all of its properties and assets as an entirety to any Person in a single transaction or through a series of transactions, unless:
(i) the Surviving Entity shall be a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia or of any country in the European Union (as it exists on the Issue Date) or the jurisdiction of formation of such Guarantor; (ii) such entity assumes by supplemental indenture all of the obligations of such Guarantor in its Guarantee; (iii) immediately before and immediately after giving effect to such transaction, or series of transactions (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; (iv) immediately after giving pro forma effect to such transaction or series of transactions, the Issuer or the Surviving Entity could Incur (euro)1.00 of additional Indebtedness pursuant to
Section 4.3(a) and (v) the Company or such Surviving Entity shall have delivered to the Trustee an Officers' Certificate stating that such consolidation, merger, sale, assignment, conveyance, transfer or lease and, if a


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


supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture, complies with the applicable provisions hereof and that all conditions precedent herein relating to the transaction or series of transactions have been satisfied. Notwithstanding the foregoing clauses (ii) through (v), any Guarantor may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or a Guarantor.

     Section 5.2. Successor Substituted.

     Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Issuer in accordance with Section 5.1 of this Indenture, any Surviving Entity formed by such consolidation or into which the Issuer is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Surviving Entity had been named as the Issuer herein; provided, however, that the Issuer shall not be released from its obligation to pay the principal of, premium, if any, or interest on the Notes in the case of a lease of all or substantially all of its property and assets.

                                   Article VI

                              DEFAULT AND REMEDIES

     Section 6.1. Events of Default.

     Whenever used herein with respect to the Notes, "Event of Default" means any one of the following events which shall have occurred and be continuing:

          (1) Default in the payment of interest on the Notes when due and the continuance of such Default for a period of 30 calendar days;

          (2) Default in the payment of the principal of or premium, if any, on the Notes when due at maturity, upon optional redemption, upon required repurchase or otherwise;

          (3) the failure of the Company to comply with any of the terms or provisions of Section 5.1;

          (4) Default in the performance, or breach, of any covenant in this Indenture (other than defaults specified in Section 6.1(a)(1),(2) or (3) above), and continuance of such Default or breach for a period of 30 calendar days after written notice specifying the Default to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

          (5) failure by the Company or any Significant Subsidiary (i) to make payment at maturity with respect to any other Indebtedness under one or more classes or issues of Indebtedness in an aggregate principal amount of
     (euro)5,000,000 or more; or (ii) to perform any term, covenant, condition, or provision of one or more classes or issues of Indebted-


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


     ness in an aggregate principal amount of (euro)5,000,000 or more, which failure, in the case of this clause (ii), results in an acceleration of the maturity thereof;

          (6) one or more judgments, orders or decrees for the payment of money in excess of (euro)5,000,000 (not covered by insurance), either individually or in an aggregate amount, shall be entered against the Company or any Significant Subsidiary or any of their respective properties and shall not be discharged and there shall have been a period of 60 calendar days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect;

          (7) any Guarantee shall cease to be in full force and effect in accordance with its terms for any reason except as provided by the terms hereof or the satisfaction in full of all the obligations thereunder or shall be declared invalid or unenforceable other than as contemplated by its terms, or any Guarantor shall repudiate, deny or disaffirm any of its obligations thereunder or under this Indenture; or

          (8) (A) a court having jurisdiction in the premises enters a decree or order for (i) appointment of a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestrator or similar official of the Company or any of the Company's Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary of the Company or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary of the Company, which appointment remains in effect for a period of 30 consecutive days, or
     (ii) the winding up or liquidation of the affairs of the Company or any of its Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary of the Company and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or (B) the Company or any of its Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary of the Company (i) commences a voluntary case (including taking any action for the purpose of winding up) under any applicable bankruptcy, insolvency, examination, court protection or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestration or similar official of the Company or any of its Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary of the Company or for all or substantially all of the property and assets of the Company or any of its Significant Subsidiaries or a group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary of the Company or (iii) effects any general assignment for the benefit of creditors (the "bankruptcy provisions"); or

     Section 6.2. Acceleration.

     If an Event of Default (other than an Event of Default specified in clause
(8) of Section 6.1 with respect to the Issuer) occurs and is continuing, then the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the outstanding Notes may, by written notice to the Issuer and the Trustee, which notice shall specify the respective Event of Default, declare the entire principal amount of all the outstanding Notes to be due and payable immediately, together with all accrued and unpaid interest and premium, if any, thereon (such aggregate principal amount, together with accrued and unpaid interest and premium, if any, thereon, the "Default Amount"). Upon any such declaration, the Default Amount shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (8) of
Section 6.1 occurs with respect to the Issuer and is continuing, then the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     Section 6.3. Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or, premium, if any, interest, or Additional Amounts, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     Section 6.4. The Trustee May Enforce Claims Without Possession of
Securities.

     All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto.

     Section 6.5. Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

     Section 6.6. Delay or Omission Not Waiver.


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


     No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Notes.

     Section 6.7. Waiver of Past Defaults.

     Subject to Sections 6.10 and 9.2, at any time after a declaration of acceleration with respect to the Notes as described in Section 6.2, the Holders of a majority in aggregate principal amount of the outstanding Notes may, by notice to the Trustee rescind such declaration of acceleration if all existing Events of Default have been cured or waived (other than nonpayment of the Default Amount that has become due solely as a result of such acceleration) and if the recission of acceleration would not conflict with any judgment or decree. The holders of a majority in aggregate principal amount of the outstanding Notes also have the right to waive past defaults under this Indenture except a default in the payment of the principal of, or interest or premium, if any, on any Note which cannot be waived without the consent of the Holder of such Note.

     Section 6.8. Control by Majority.

     Subject to Section 2.10, the Holders of not less than a majority in principal amount of the outstanding Notes may, by written notice to the Trustee, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.1, however, the Trustee may refuse to follow any direction that conflicts with any applicable law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of another Holder of Notes, or that would involve the Trustee in liability or expense; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification reasonably satisfactory to it against all losses, liabilities and expenses caused by taking or not taking such action.

     Section 6.9. Limitation on Suits.

     Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes, unless:

          (1) such Holder has previously given the Trustee written notice that an Event of Default has occurred is continuing;

          (2) Holders of at least 25% in aggregate principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy;

          (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;



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

          (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

     Section 6.10. Rights of Holders to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

  Section 6.11. Collection Suit by Trustee.

     If an Event of Default in payment of principal, premium, if any, interest, or Additional Amounts, if any, specified in clause (1) or clause (2) of Section
6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, or Additional Amounts, if any.

     Section 6.12. Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, accountants and experts) and the Holders allowed in any judicial proceedings relating to the Issuer or any other obligor on the Notes or their respective creditors or property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.6. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

     Section 6.13. Priorities.


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


     If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

          First: to the Trustee, the Agents and their agents and attorneys for amounts due under Section 7.6, including payment of all compensation, fees, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, interest, and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest, and Additional Amounts, if any, respectively; and

          Third: to the Issuer, any Guarantor or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

     The Trustee, upon prior notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13; provided that the failure to give any such notice shall not affect the establishment of such record date or payment date for Holders pursuant to this Section 6.13.

     Section 6.14. Restoration of Rights and Remedies.

     If the Trustee or any Holder of any Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders of Notes shall continue as though no such proceeding had been instituted.

     Section 6.15. Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.15 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.10, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

     Section 6.16. Record Date.

     The Issuer may set a record date for purposes of determining the identity of Holders entitled to vote or to consent to any action by vote or consent authorized or permitted by Sections 6.7 and 6.8. Unless this Indenture provides otherwise, such record date shall be the later of 30


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days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 2.5 prior to such solicitation.

                                  Article VII

                                     TRUSTEE

     Section 7.1. Duties of Trustee.

     (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any of the Holders of Notes, unless they shall have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.

     (b) Except during the continuance of an Event of Default actually known to a Responsible Officer of the Trustee:

           (1) The Trustee shall undertake to perform only those duties as are specifically set forth herein and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

           (2) In the absence of bad faith on their part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions and such other documents delivered to them and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

           (1) This paragraph does not limit the effect of subsection (b) of this Section 7.1.

          (2) Neither the Trustee nor any Agent shall be liable for any error of judgment made in good faith by a Responsible Officer of such Trustee or Agent, unless it is proved that the Trustee or such Agent was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.8.


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

     (d) No provision of this Indenture shall require the Trustee or any Agent to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction, nor shall the Trustee be required to do anything which is illegal or contrary to applicable laws.

     (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a),
(b), (c) and (d) of this Section 7.1.

     (f) Any provision hereof relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1.

     (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities in which it may serve.

     Section 7.2. Rights of Trustee.

     Subject to Section 7.1:

     (a) The Trustee and each Agent may rely conclusively on and shall be protected from acting or refraining from acting based upon any document believed by them to be genuine and to have been signed or presented by the proper person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent order, approval, appraisal, bond, debenture, note, coupon, security or other paper, document or electronic communication, but the Trustee in its discretion, may make reasonable further inquiry or investigation into such facts or matters stated in such document. The Trustee shall not be deemed to have notice or any knowledge of any matter (including without limitation Defaults or Events of Default) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Notes and this Indenture.

     (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate or Issuer Order and any resolution of the Board of Directors of the Issuer may be sufficiently evidenced by a Board Resolution in respect of such entity.

     (c) (i) Whenever in the administration of this Indenture the Trustee, acting reasonably, shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers'
Cer-


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

tificate; and (ii) the Trustee may consult with counsel, financial or other advisers of its selection and the advice of such counsel, financial or other advisers or any Opinion of Counsel, as to any legal matter, shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon, and any certificate or report of the auditors, accountants or advisers of the Trustee or of any other person called for or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of these presents may be relied upon by the Trustee as sufficient and conclusive evidence of the facts stated therein notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of such persons in respect thereof.

     (d) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent (other than an agent who is an employee of the Trustee) appointed with due care.

     (e) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

     (f) The Trustee may consult with counsel of its selection and the written advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (g) Subject to Sections 9.1 and Section 9.2, the Trustee may (but shall not be obligated to), without the consent of the Holders, give any consent, waiver or approval required by the terms hereof. The Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any consent, waiver, approval, amendment or modification shall materially adversely effect the rights of any Holder.

     (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or, with the consent of the Issuer, not to be unreasonably withheld, by agent or attorney at the expense of the Issuer.

     (i) The Trustee shall have no duty to inquire as to the performance of the covenants of the Issuer or the Company in Article IV hereof.

     (j) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not


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

be responsible for any misconduct or negligence on the part of any agent or attorney (other than an agent or attorney who is an employee of the Trustee) appointed with due care by it hereunder.

     (k) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, except in case of willful misconduct, negligence or bad faith.

     (l) The Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

     (m) In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more Holders or groups of Holders, each representing less than a majority in aggregate principal amount of the then outstanding Notes, each pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, shall be taken.

     (n) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its willful misconduct, negligence or bad faith.

     (o) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

     (p) Subject to Section 7.1, in no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

     (q) The Trustee may request that the Issuer deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person as so authorized in any such certificate previously delivered and not superseded.

     Section 7.3. Individual Rights of Trustee.

     The Trustee or any Agent in its respective individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not the Trustee or an Agent. The Trustee must comply with Sections 7.9 and 7.10.

     Section 7.4. Trustee's Disclaimer.


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


     The Trustee shall not be responsible for and make no representation as to the validity, effectiveness, correctness or adequacy of this Indenture, the offering materials related to this Indenture or the Notes; the Trustee shall not be accountable for the Issuer's use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer's direction under any provision hereof; the Trustee shall not be responsible for the use or application of any money received by any Agent and it shall not be responsible for any statement or recital herein of the Issuer, or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee's certificate of authentication. The Trustee shall not be charged with knowledge, or be deemed to have notice, of any Default or Event of Default unless (i) a Responsible Officer of the Trustee assigned to its Corporate Trust Office shall have actual knowledge thereof or (ii) the Trustee shall have received notice thereof in accordance with Section 6.1 from the Issuer or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding.

     Section 7.5. Notice of Default.

     If an Event of Default occurs and is continuing and a Responsible Officer of the Trustee receives actual notice of such event, the Trustee shall mail to each Holder (in the case of Definitive Notes, as their names and addresses appear on the list of Holders described in Section 2.5) notice of the uncured Default or Event of Default within 90 days after the Trustee receives such notice. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, interest, or Additional Amounts, if any, on any Note, including the failure to make payment on (i) the Change of Control Payment Date pursuant to a Change of Control Offer or (ii) the date required for payment pursuant to a Net Proceeds Offer, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Holders.

     The Issuer shall promptly notify the Trustee in writing if subsequent to the date hereof the Notes become listed on any securities exchange or of any delisting thereof.

     Section 7.6. Compensation and Indemnity.

     The Issuer shall pay to the Trustee and Agents from time to time such compensation as the Issuer and the Trustee shall from time to time agree in writing for its acceptance of this Indenture and services hereunder. The Trustee's and the Agents' compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and Agent upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of their agents and counsel) incurred or made by it in addition to the compensation for their services, except any such disbursements, expenses and advances as may be attributable to the Trustee's or any Agent's negligence, willful misconduct or bad faith. For the avoidance of doubt, the expense related to any Opinion of Counsel that is required hereunder or which the Trustee may otherwise properly request hereunder shall be an expense of the Issuer.

     The Issuer, failing which, the Guarantors, shall indemnify each of the Trustee, any predecessor Trustee and the Agents (which, for purposes of this paragraph, include such Trustee's and Agents' affiliates, officers, directors, employees and agents) and in any other capacity the Trus-


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

tee may serve hereunder for, and hold them harmless against, any and all loss, damage, claim, expense or liability (including taxes (other than taxes based on the income of the Trustee or franchise, doing business or other similar taxes imposed on the Trustee)) incurred by the Trustee or an Agent without negligence, willful misconduct or bad faith on the part of any of them, in connection with acceptance of administration of this trust and performance of its duties under this Indenture, including the reasonable expenses and attorneys' fees and expenses of defending itself against any claim of liability arising hereunder. The Trustee and the Agents shall notify the Issuer promptly of any claim asserted against the Trustee or such Agent for which it may seek indemnity. However, the failure by the Trustee or the Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer may defend the claim and the Trustee or such Agent shall cooperate in the defense (and may employ its own counsel reasonably satisfactory to the Trustee) at the Issuer's expense. The Trustee or such Agent may have separate counsel from the Issuer in the defense of any claim against them and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

     To secure the Issuer's payment obligations in this Section 7.6, the Trustee and the Agents shall have a claim prior to the Notes against all money or property held or collected by the Trustee and the Agents, in their capacities as Trustee or Agent respectively, except money or property held in trust to pay principal or premium, if any, and Additional Amounts, if any, or interest on particular Notes.

     When the Trustee or an Agent incurs expenses or renders services after the occurrence of an Event of Default specified in clause (8) of Section 6.1, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for their services may, to the extent permitted by applicable law, be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended, to the extent permitted by applicable law, to constitute expenses of administration under any Bankruptcy Law. The Issuer's obligations under this Section 7.6 and any claim arising hereunder shall survive the termination of this Indenture, the resignation or removal of any Trustee or Agent, the discharge of the Issuer's obligations pursuant to
Article VIII and any rejection or termination under any Bankruptcy Law.

     Section 7.7. Replacement of Trustee.

     The Trustee and any Agent may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee or any Agent by so notifying the Issuer and the Trustee or such Agent, as the case may be, in writing and may appoint a successor Trustee or Agent with the Issuer's consent. A resignation or removal of the Trustee or any Agent and appointment of a successor Trustee or Agent, as the case may be, shall become effective only upon the successor Trustee's or Agent's acceptance of appointment, as the case may be, as provided in this section. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. The Issuer may remove the Trustee or an Agent if:


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

          (1)   the Trustee or Agent, as the case may be, fails to comply with
     Section 7.9 or Section 7.10;

          (2) the Trustee or Agent, as the case may be, is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee or Agent, as the case may be, under any Bankruptcy Law or under any other applicable law;

          (3) a receiver or public officer takes charge of the Trustee or Agent, as the case may be, or its respective property or affairs; or

          (4) the Trustee or Agent, as the case may be, becomes incapable of acting with respect to its duties hereunder.

     If the Trustee or an Agent resigns or is removed or if a vacancy exists in the office of Trustee or Agent for any reason, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee or Agent, as the case may be. Within one year after the successor Trustee or Agent takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may, with the Issuer's consent, appoint a successor Trustee or Agent, as the case may be, to replace the successor Trustee or Agent appointed by the Issuer.

     A successor Trustee or Agent, as the case may be, shall deliver a written acceptance of its appointment to the retiring Trustee or Agent and to the Issuer. Promptly after that, the retiring Trustee or Agent, as the case may be, shall transfer, after payment of all sums then owing to the Trustee or Agent, as the case may be, pursuant to Section 7.6, all property held by it as Trustee or Agent to the successor Trustee or Agent. Subject to the Lien provided in Section 7.6, the resignation or removal of the retiring Trustee or Agent, as the case may be, shall become effective, and the successor Trustee or Agent, as the case may be, shall have all the rights, powers and duties of the Trustee or Agent under this Indenture. The Issuer shall mail notice of the succession of a successor Trustee or Agent to each Holder. If the Issuer fails to give such notice within 10 days after acceptance of appointment by the successor Trustee or Agent, the successor Trustee shall cause such notice to be given at the Issuer's expense.

     If a successor Trustee or Agent does not take office within 60 days after the retiring Trustee or Agent resigns or is removed, the retiring Trustee or Agent (as the case may be), the Issuer or any Holder who has been a bona fide Holder for not less than 6 months may petition any court of competent jurisdiction, at the expense of the Issuer, for the appointment of a successor Trustee or Agent.

     If the Trustee or Agent after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.9, such Holder may petition any court of competent jurisdiction for the removal of the Trustee or Agent, as the case may be, and the appointment of a successor thereto.

     Notwithstanding replacement of the Trustee or Agent pursuant to this
Section 7.7, the Issuer's obligations under Section 7.6 relating to indemnification and any amounts already owing or accrued at the time of such replacement shall continue for the benefit of the retiring Trustee or


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


Agent, as the case may be, and the Issuer shall pay to any replaced or removed Trustee or Agent all amounts owed under Section 7.6 upon such replacement or removal.

     Section 7.8. Successor Trustee by Merger, etc.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, without the execution of any paper or further act on the part of any the parties hereto, be the successor Trustee. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by consolidation, merger or conversion to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

     In case any of the Notes shall not have been authenticated by such predecessor Trustee, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     Section 7.9. Corporate Trustee Required; Eligibility.

     There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under the TIA and shall have a combined capital and surplus of at least US$50,000,000 and have a Corporate Trust Office in London, England. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a federal, State or District of Columbia supervising or examining authority within the United States of America, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign promptly in the manner and with the effect specified in this Article.

     Section 7.10. Disqualification; Conflicting Interests.

     If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

     Section 7.11. Preferential Collection of Claims Against the Issuer.

     The Trustee, in its capacity as Trustee hereunder, shall comply with TIA
Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA
Section 311(a) to the extent indicated.


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

     Section 7.12. Force Majeure.

     In no event shall the Trustee, in each of its capacities hereunder, be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo and government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services or the obligations contemplated by this Indenture.

     Section 7.13. Appointment of Co-Trustee.

     (a) It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section are adopted to these ends.

     (b) In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

     (c) Should any instrument in writing from the Issuer be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer; provided, that if an Event of Default shall have occurred and be continuing, if the Issuer does not execute any such instrument within fifteen (15) days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Issuer to execute any such instrument in the Issuer's name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

     (d) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:


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          (1)   all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

          (2) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

     (e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article.

     (f) Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                  Article VIII

             DEFEASANCE AND SATISFACTION AND DISCHARGE OF INDENTURE

     Section 8.1. Option to Effect Legal Defeasance or Covenant Defeasance.

     The Issuer or the Guarantors may, at the option of their respective Boards of Directors evidenced by a Board Resolution, at any time, with respect to the Notes, elect to have either Section 8.2 or 8.3 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

     Section 8.2. Legal Defeasance and Discharge.

     Upon the Issuer's exercise under Section 8.1 of the option applicable to this Section 8.2, the Issuer shall be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged all the obligations relating to the outstanding Notes and the Notes shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.6, Section 8.8 and the other Sections of this Indenture referred to below in this Section 8.2, and to have satisfied all of their other obligations under such Notes and this Indenture and cured all then existing Events of Default (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, interest and Additional Amounts, if any, on such Notes when such payments are due or on the Redemption Date solely out of the Defeasance Trust created pursuant to this Indenture; (b) the Issuer's obligations with respect to


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Notes concerning issuing temporary Notes, or, where relevant, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's or Guarantors' obligations in connection therewith; and (d) this
Article VIII and the obligations set forth in Section 8.6 hereof.

     Subject to compliance with this Article VIII, the Issuer may exercise its option under Section 8.2 notwithstanding the prior exercise of its option under
Section 8.3 with respect to the Notes.

     Section 8.3. Covenant Defeasance.

     Upon the Issuer's exercise under Section 8.1 of the option applicable to this Section 8.3, the Issuer and the Company shall be released from any obligations under the covenants contained in Article IV, and Sections 6.1(4),
(5) and (6), and Section 6.1 (8) (with respect to the Company and the Subsidiaries other than the Issuer), and Sections 5.1(a)(iv) and (b)(iv) hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, (i) with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and (ii) payment on the Notes may not be accelerated because of an Event of Default specified in Sections 6.1 (4), (5) or (6), or Section 6.1 (8) (with respect only to the Company and the Subsidiaries other than the Issuer), or because of a failure of the Issuer to comply with 5.1(a) (iv) and 5.1(b) (iv).

     Section 8.4. Conditions to Legal or Covenant Defeasance.

     In order to exercise either of the defeasance options under Section 8.2 or
Section 8.3 hereof, the Issuer must comply with the following conditions:

          (1) the Issuer shall have irrevocably deposited in trust (the "Defeasance Trust") with the Trustee for the benefit of the Holders cash in euro, for the payment of principal, premium, if any, interest on the Notes to redemption or maturity, as the case may be;

          (2) the Issuer shall have delivered to the Trustee an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if


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

     such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. federal income tax law;

          (3) the Issuer shall have delivered to the Trustee an Opinion of Counsel in Austria (subject to customary exceptions and exclusions) to the effect that holders of the Notes will not recognize income, gain or loss for income tax purposes of Austria as a result of such deposit and defeasance and will be subject to income tax in Austria on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

          (4) no Default or Event of Default (other than to incur indebtedness used to defease the Notes under this Article) shall have occurred and be continuing on the date of such deposit in the Defeasance Trust or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date or deposit;

          (5) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or any other material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others;

          (7) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the legal defeasance or the covenant defeasance have been complied with; and

          (8) the Issuer shall have delivered to the Trustee an Opinion of Counsel in the jurisdiction in which the Defeasance Trust funds are held (subject to customary assumptions and exceptions) to the effect that after the 91st day following the deposit, the Defeasance Trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under the laws of the jurisdiction in which the Defeasance Trust funds are held and that, to the extent permitted by applicable law, the Trustee has a perfected security interest in such Defeasance Trust funds for the ratable benefit of the Holders.

     Section 8.5. Satisfaction and Discharge of Indenture.

     This Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration or transfer or exchange of Notes) as to all outstanding Notes when either (i) all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been de-


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posited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such Trust) have been delivered to the Trustee for cancellation or (ii) (A) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for that purpose an aggregate amount of money sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued and unpaid interest and Additional Amounts, if any, to the date of maturity or redemption; (B) the Issuer has paid, or caused to be paid, all sums payable by it under this Indenture; and (C) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such Notes at maturity. In addition, the Issuer must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

     Section 8.6. Survival of Certain Obligations.

     Notwithstanding the satisfaction and discharge of this Indenture and of the Notes in the manner referred to in Section 8.1, 8.2, 8.3, 8.4 or 8.5, the respective obligations of the Issuer and the Trustee under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.9, 2.10, 2.11, 2.12, 2.13, 2.14, 4.1 (with respect to the
Trustee and, as far as the Issuer is concerned, subject to Section 8.2 and 8.5), 4.2, 4.15, 6.10, 7.6, 7.7 and 8.7 through 8.9 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Issuer and the Trustee under Sections 7.6, 8.7 and 8.8 shall survive. Nothing contained in this
Article VIII shall abrogate any of the obligations or duties of the Trustee under this Indenture.

     Section 8.7. Acknowledgment of Discharge by Trustee.

     Subject to Section 8.10, after (i) the conditions of Section 8.4 or 8.5 have been satisfied, (ii) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer and (iii) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of all of the Issuer's obligations under this Indenture except for those surviving obligations specified in this Article VIII.

     Section 8.8. Application of Trust Moneys.

     All cash in euros deposited with the Trustee pursuant to Section 8.4 or 8.5 in respect of Notes shall be held in trust and applied by it, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of the Notes of all sums due and to become due thereon for principal, premium, if any, interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

     The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash deposited pursuant to
Section 8.4 or 8.5 or the principal

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and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

     Section 8.9. Repayment to the Issuer; Unclaimed Money.

     The Trustee and any Paying Agent shall promptly pay or return to the Issuer upon Issuer Order any cash held by them at any time that are not required for the payment of the principal of, premium, if any, interest and Additional Amounts, if any, on the Notes for which cash has been deposited pursuant to
Section 8.4 or 8.5.

         Any money held by the Trustee or any Paying Agent under this Article, in trust for the payment of the principal of, premium, if any, interest and Additional Amounts, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, interest and Additional Amounts, if any, that has become due and payable shall be paid to the Issuer upon Issuer Order or if then held by the Issuer shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer give notice to the Holders or cause to be (i) published in a leading newspaper having general circulation in London (which is expected to be the Financial Times); (ii) through the newswire service of Bloomberg or, if Bloomberg does not then operate, any similar agency; and (iii) so long as any of the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so requires, notices with respect to the Notes listed on the Luxembourg Stock Exchange will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or in the case of Definitive Notes, in addition to such publication, mail to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar (and, if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Stock Exchange shall so require, publish in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort)), that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Issuer.

     Section 8.10. Reinstatement.

     If the Trustee or Paying Agent is unable to apply any cash in accordance with Section 8.2, 8.3, 8.4 or 8.5 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2, 8.3, 8.4 or 8.5 until such time as the Trustee or Paying Agent is permitted to apply all such cash in accordance with Section 8.2, 8.3, 8.4 or 8.5; provided, however, that if the Issuer have made any payment of interest on, premium, if any, principal and Additional Amounts, if any, of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


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

                                   Article IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

     Section 9.1. Without Consent of Holders of Notes.

     Notwithstanding Section 9.2 hereof, the Issuer, when authorized by a Board Resolution, any Guarantor and the Trustee may amend, waive or supplement this Indenture or the Notes without the consent of any Holder of a Note or any other Person to:

          (1)   cure any ambiguity, omission, defect, error or inconsistency;

          (2) provide for the assumption by a successor Person of the obligations of the Issuer or any Guarantor under this Indenture;

          (3) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

          (4) add to the covenants of the Company or the Issuer for the benefit of the Holders or surrender any right or power conferred upon the Company or the Issuer ;

          (5) make any change under this Indenture or the Notes that does not adversely affect the rights of any Holder in any material respect provided, that the Trustee may rely on the reasonable and good faith determination of the Board of Directors of the Issuer (evidenced by a Board Resolution) as to the foregoing;

          (6) make such provisions as necessary (as determined in good faith by the Board Directors of the Issuer) for the issuance of exchange securities or Additional Notes; or

          (7) provide for any Restricted Subsidiary to become an Additional Guarantor in accordance with the provisions of Section 10.1, to add Guarantees with respect to the Notes, to secure the Notes, or to confirm and evidence the release, termination or discharge of any Guarantee or Lien with respect to or securing the Notes when such release, termination or discharge is provided for under this Indenture.

     However, no amendment may be made to the provisions of Article X of this Indenture that materially and adversely affects the rights of any Holder in any material respect unless the requisite Holders consent to such change.

     Upon the request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, subject to Section 9.5, the Trustee shall join with the Issuer and any Guarantor in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate


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


agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture which adversely affects its own rights, duties or immunities hereunder or otherwise.

     The Issuer will inform the Luxembourg Stock Exchange if the Notes are listed on such exchange and the rules of such exchange so require, of any of the foregoing amendments, supplements and waivers and provide, if the Notes are listed on such exchange and the rules of such exchanges so require, a supplement to the Offering Memorandum setting forth reasonable details in connection with any such amendments, supplements or waivers.

     Section 9.2. With Consent of Holders of Notes.

     The Issuer, any Guarantor and the Trustee may amend or supplement this Indenture, the Notes or any amended or supplemental indenture with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.7 and 6.10, any existing Default or Event of Default and its consequences or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

     However, without the consent of each of the Holders of outstanding Notes affected, no amendment or waiver may:

          (1) reduce the principal of, change the fixed maturity of, alter the provisions in any manner adverse to the Holders relating to the payment of Additional Amounts on or alter the redemption provisions of, the Notes,

          (2) change the currency in which the principal of any Note or the accrued interest or premium (if any) thereon is payable,

          (3) reduce the percentage in principal amount of outstanding Notes whose Holders must consent to an amendment, supplement or waiver or consent to take any action under this Indenture or the Notes,

          (4) impair the right set forth in this Indenture of each Holder to institute suit for the enforcement of any payment on or with respect to the Notes (other than any such payment that has become due solely as a result of the acceleration of the maturity of the Notes),

          (5)   waive a Default in payment with respect to the Notes,

          (6) reduce the rate of or change the time for payment of interest (including Additional Amounts, if any) on the Notes,


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

          (7)   adversely affect the ranking of the Notes or

          (8) amend, change or modify, in any material respect, the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Asset Sale Offer in the event of an Asset Sale or modify, in any material respect, any of the provisions or definitions with respect thereto after a Change of Control or an Asset Sale, as the case may be, has occurred.

     Upon the request of the Issuer, accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, the Trustee shall join with the Issuer and any Guarantor in the execution of such amended or supplemental indenture (subject to Section 9.5). It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment or waiver under this Indenture by any Holder of Notes given in connection with a tender of such Holder's Notes will not be rendered invalid by such tender. After an amendment, supplement or waiver under this Section becomes effective, the Issuer shall mail to the Holders of Notes a notice briefly describing the amendment, supplement or waiver. In addition, for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the Issuer will publish notice of any amendment, supplement and waiver in Luxembourg in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort). Any failure of the Issuer to mail or give or publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

     Section 9.3. Revocation and Effect of Consents.

     (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented to the waiver, supplement or amendment. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder of a Note.

   (b) The Issuer may fix a record date for determining which Holders of the Notes must consent to such amendment, supplement or waiver. If the Issuer fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Notes furnished to the Trustee prior to such solicitation pursuant to
Section 2.5 or (ii) such other date as the Issuer shall designate.

     Section 9.4. Notation on or Exchange of Notes.


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


     The Trustee may (and shall if directed by a Issuer Order) place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

     Section 9.5. Trustee to Sign Amendments, etc.

     The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which adversely affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive indemnity reasonably satisfactory to it, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms.

     Section 9.6. Compliance with Trust Indenture Act.

     Every amendment, modification or supplement to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

     Section 9.7. Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     Section 9.8. Notice of Amendment or Waiver.

     Promptly after the execution by the Issuer and the Trustee of any supplemental indenture or waiver pursuant to the provisions of Section 9.2, the Issuer shall give notice thereof to the Holders of each outstanding Note affected, in the manner provided for in Section 11.1, setting forth in general terms the substance of such supplemental indenture or waiver.

                                   Article X

                                   GUARANTEES

     Section 10.1. Additional Guarantors.

     The Issuer may from time to time designate a Restricted Subsidiary as an additional guarantor of the Notes by causing it to enter into a supplemental indenture substantially in the form annexed hereto as Exhibit E or otherwise in form and substance reasonably satisfactory to


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

the Trustee (each such guarantee, an "Additional Guarantee," and each such guarantor, an "Additional Guarantor").

     Section 10.2. Guarantees.

     (a) Each Guarantor hereby jointly and severally unconditionally Guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of (and premium, if any) and interest (including Additional Amounts, if any) on such Note when and as the same shall become due and payable, whether at maturity, by acceleration, call for redemption, purchase or otherwise, in accordance with the terms of such Note and of this Indenture. In case of the failure of the Issuer punctually to make any such payment, each Guarantor hereby jointly and severally agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at maturity or by acceleration, call for redemption, purchase or otherwise, and as if such payment were made by the Issuer. The Guarantee extends to the Issuer's repurchase obligations arising from an Asset Sale pursuant to
Section 4.8 or a Change of Control pursuant to Section 4.13.

     Each Guarantor hereby jointly and severally agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of such Note or this Indenture, the absence of any action to enforce the same, any exchange, release or non-perfection of any Lien on any collateral for, or any release or amendment or waiver of any term of any other Guarantee of, or any consent to departure from any requirement of any other Guarantee of all or any of the Notes, the effects of bankruptcy law applicable in the event of bankruptcy proceedings being opened with respect to the Issuer, of all or any portion of the claims of the Trustee or any of the Holders for payment of any of the Notes, any waiver or consent by the Holder of such Note or by the Trustee with respect to any provisions thereof or of this Indenture, the obtaining of any judgment against the Issuer or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor (except payment in full); provided, however, that, notwithstanding the foregoing, no such waiver, amendment, consent or circumstance shall without the written consent of the Guarantors increase the principal amount of a Note or the interest rate thereon or change the currency of payment with respect to any Note, or alter the stated maturity thereof. Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Issuer or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged in respect of such Note except by complete performance of the obligations contained in such Note and in this Guarantee. Each Guarantor hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest (including Additional Amounts, if any) on such Note, whether at their maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this In-


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

denture, directly against each Guarantor to enforce this Guarantee without first proceeding against the Issuer.

     No reference herein to this Indenture and no provision of this Guarantee or of this Indenture shall alter or impair the Guarantee of any Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of (and premium, if any) and interest (including Additional Amounts, if any) on the Note upon which this Guarantee is endorsed.

     Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization or equivalent proceeding under applicable law, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer's assets, or the equivalent of any of the foregoing under applicable law, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a voidable preference, fraudulent transfer, or as otherwise provided under similar laws affecting the rights of creditors generally or under applicable laws of the jurisdiction of formation of the Issuer, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

     (b) Each Guarantee (other than the Company's Guarantee) will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or under applicable law.

     (c) None of the obligations of any Guarantor incorporated under the laws of Austria (an "Austrian Guarantor") (other than Head Holding Unternehmensbeteiligung GmbH) as Guarantor pursuant to this Agreement or the Guarantor's obligations to indemnify the initial purchasers as described in "Plan of Distribution" in the Offering Memorandum dated January 26, 2004, in the aggregate, shall be construed to create any obligation on an Austrian Guarantor to act in violation of the mandatory Austrian Capital Maintenance Rules (Kapitalerhaltungsvorschriften) pursuant to Austrian company law ("Austrian Capital Maintenance Rules"), including without limitation Section 82 of the Austrian Act on Limited Liability Companies (Gesetz uber Gesellschaften mit beschrankter Haftung) and Section 52 of the Austrian Act on Stock Corporations (Aktiengesetz), and all obligations of each Austrian Guarantor under this Agreement shall be limited in accordance with Austrian Capital Maintenance Rules. In the event that any obligation of an Austrian Guarantor under this Agreement would violate or contradict Austrian Capital Maintenance Rules and therefore be held invalid or unenforceable, such obligation shall be re-placed by an obligation of a similar nature which is in compliance with Austrian Capital Maintenance Rules and which in its essential purpose comes as close as possible to the invalid or unenforceable provision and, if required by Austrian Capital Maintenance Rules, the amount payable by such Austrian Guarantor under this Agreement shall be reduced to such amount which is permitted pursuant to Austrian Capital Maintenance Rules. Without prejudice to any future changes in law or the interpretation by the courts in relation to Austrian Capital Maintenance Rules, it is noted that based on current interpretation of Austrian Capital Maintenance Rules the amount which may be guaranteed in favour of (indirect) shareholders depends essentially (i) on the economic and operational benefits received by the guaranteeing entity and (ii) an adequate and limited risk for the guarantor resulting from the guarantee.

     (d) In addition to Section 10.1(c), the aggregate obligations of Head International GmbH in its capacity as an Austrian Guarantor and its obligations to indemnify the initial purchaser as described in "Plan of Distribution" in the Offering Memorandum dated January 26, 2004, shall not exceed the amounts (plus potentially accrued interest) internally forwarded (directly or indirectly) from the proceeds of the issuance of the Senior Notes by the Issuer to Head International GmbH.

     (e) The Guarantee of HTM Sport S.p.A. will be limited to the value of its assets which are not encumbered to secure existing indebtedness.

     Section 10.3. Guarantors May Consolidate etc., on Certain Terms.

     (a) Except as set forth in Section 10.4 and in Articles IV and V hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company, the Issuer or another Guarantor or with other Persons or shall prevent any sale, transfer, assignment, lease, conveyance or other disposition of the property of a Guarantor as an entirety or substantially as an entirety to the Company, the Issuer or another Guarantor or with other Persons.

     Section 10.4. Release.

     (a) Each Guarantee will be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect) in connection with the sale or disposition (including through merger or consolidation) of the Capital Stock, or of all or substantially all of the assets, of the relevant Guarantor (as applicable), if such sale is made in compliance with this Indenture (including Section 4.6 hereof).

     (b) In addition, each Guarantee shall also be automatically released (1) upon Legal Defeasance or Covenant Defeasance or discharged as described in
Section 8.5, (2) upon the designation by the Issuer of the Guarantor as an Unrestricted Subsidiary in compliance with the terms of this Indenture or (3) upon payment in full of the aggregate principal amount of all Notes then outstanding and all other financial obligations under such Guarantee then due and owing.

     (c) Upon any occurrence giving rise to a release of a Guarantee as specified above, and following receipt by the Trustee of an Opinion of Counsel that all conditions precedent to the release have been satisfied (as to which such counsel may rely upon an Officers' Certificate as to matters of fact), the Trustee shall execute any documents reasonably required in order to evidence or effect such release, discharge and termination in respect of such Guarantee. No Guarantor shall be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge of a Guarantee.

     Section 10.5. Notation Not Required.

     Neither the Issuer nor any Guarantor shall be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge thereof.

                                   Article XI

                                  MISCELLANEOUS

     Section 11.1. Notices.

     Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or first-class mail, postage prepaid, addressed as follows:

     if to the Issuer or any Guarantor:

                  HTM Sport-und Freizeitgerate AG
                  Tyroliaplatz 1
                  A-2320  Schwechat
                  Austria

                  Attention:  Ralf Bernhart
                  Facsimile:  +43 1 701 79 354

     if to the Trustee or Principal Paying Agent:

                  Attention:  Corporate Trust Administration
                  The Bank of New York
                  One Canada Square
                  London E14 5AL
                  United Kingdom
                  Facsimile:  +44 207 964 76399
     if to the Luxembourg Paying Agent:

                  The Bank of New York (Luxembourg) S.A.
                  Aerogolf Center
                  1A, Hoehenhof
                  L-1736 Senningerberg
                  Luxembourg

     Each of the Issuer and any Guarantor and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer and any Guarantor shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; and five
(5) calendar days after mailing if sent by first class mail, postage prepaid; provided that a notice of change of address and a notice to the Trustee shall not be deemed to have been given until actually received.

     All notices to Holders of Definitive Notes will be validly given if mailed to them at their respective addresses in the register of the Holder of such Notes, if any, maintained by the Registrar. In addition, for so long as any Notes are represented by Global Notes, all notices to Holders of the Notes will be (i) published in a leading newspaper having general circulation in London (which is expected to be the Financial Times); (ii) through the newswire service of Bloomberg or, if Bloomberg does not then operate, any similar agency; and
(iii) so long as any of the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so requires, a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger
Wort). If and so long as the Notes are listed on any other securities exchange, notices will also be given in accordance with any applicable requirements of such securities exchange. Each such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made; provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the day it is so mailed. Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means and shall be sufficiently given to him or to her if so mailed within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

     In the event that, by reason of the suspension of the regular mail service, or by reason of any other cause, it shall be impractical to mail notice as required by any provision of this Indenture, then such notification as shall be made with the approval of the Trustee (such approval not to be unreasonably withheld or delayed) shall constitute a sufficient notification for every purpose hereof.

     Section 11.2. Communications by Holders with Other Holders.

     Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and any other person shall have the protection of Section 312(c) of the TIA.

     Section 11.3. Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Issuer to the Trustee or an Agent to take any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

          (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee (which shall where appropriate include the statements set forth in Section 11.4), stating that, in the opinion of the signer, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied or complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or such Agent (which shall where appropriate include the statements set forth in Section 11.4) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied or complied with.

     In any case where several matters are required to be certified by, or covered by an Opinion of Counsel of, any specified Person, it is not necessary that all such matters be certified by, or covered by the Opinion of Counsel of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an Opinion of Counsel with respect to some matters and one or more such Persons as to other matters, and any such Person may certify or give an Opinion of Counsel as to such matters in one or several documents.

     Any certificate of an Officer of the Issuer may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows, or in the exercise of reasonable care should know, that such Opinion of Counsel with respect to the matters upon which his certificate is based are erroneous. Any Opinion of Counsel may be based, and may state that it is so based, insofar as it relates to factual matters, upon a certificate of, or representations by, an officer or officers of the Issuer, stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Section 11.4. Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the Person making such certificate or opinion has read such condition or covenant;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

     Section 11.5. Rules by Trustee, Paying Agent (Including Principal Paying Agent), Registrar.

     The Trustee, Paying Agent (including the Principal Paying Agent) or Registrar may make reasonable rules for its functions, provided that such rules do not conflict with the provisions of this Indenture.

     Section 11.6. Legal Holidays.

     If the date for payment of any amount under this Indenture or the Notes or any Guarantee is not a Business Day, such payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

     Section 11.7. Governing Law.

     This Indenture and the Notes, and the rights and duties of the parties hereunder and thereunder, shall be governed by, and construed in accordance with, the laws of the State of New York.

     Section 11.8. Submission to Jurisdiction; Appointment of Agent for Service.

     To the fullest extent permitted by applicable law, each of the Trustee, the Agents, the Issuer and each Guarantor irrevocably submits to the non-exclusive jurisdiction of and venue in any federal or state court in the Borough of Manhattan in the City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising out of or under or in connection with this Indenture or any of the transactions contemplated hereby, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the Trustee, the Agents, the Issuer and any Guar-antor, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding and has designated and appointed CT Corporation System (the "Registered Agent"), as its Registered Agent upon whom process may be served in any such suit or proceeding. Each of the Trustee, the Agents, the Issuer, and any Guarantor represents that it has notified the Registered Agent of such designation and appointment and that the Registered Agent has accepted the same in writing. Each of the Trustee, the Agents, the Issuer and any Guarantor has authorized and directed its Registered Agent to accept such service. Each of the Trustee, the Agents, the Issuer and any Guarantor further agrees that service of process upon its Registered Agent and written notice of said service to the Trustee, the Agents, the Issuer and any Guarantor, as the case may be, mailed by first class mail or delivered to its Registered Agent shall be deemed in every respect effective service of process upon the Trustee, the Agents, the Issuer and any Guarantor, as the case may be, in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. Each of the Trustee, the Agents, the Issuer and any Guarantor agrees, to the fullest extent permitted by law, that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner. Each of the Trustee, the Agents, the Issuer and each Guarantor hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Indenture, the Notes or the transactions contemplated hereby. The provisions of this Section 11.8 are intended to be effective upon the execution of this Indenture and the Notes without any further action by the Trustee, the Agents, the Issuer and any Guarantor and, to the fullest extent permitted by law, the introduction of a true copy of this Indenture into evidence shall be conclusive and final evidence as to such matters. Furthermore, by the execution and delivery of this Indenture, the Issuer and each Guarantor hereby submits to the non-exclusive jurisdiction of any court in England in any suit or proceeding arising out of or relating to this Indenture or the Notes.

     Section 11.9. Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustee, the Issuer and any other obligor upon the Notes, if made in the manner provided in this Section 11.9.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership or other entity, on behalf of such corporation or partnership or other entity, such certificate or affi-davit shall also constitute sufficient proof of such Person's authority to execute the same, may also be provided in any other manner that the Trustee deems sufficient.

     (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every
Note issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, the Issuer or any other obligor upon the Notes in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 11.10. No Personal Liability of Directors, Officers and Others.

     No director, officer, employee, incorporator or stockholder of the Issuer and no director, officer, employee or incorporator of any Guarantor shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     Section 11.11. Currency Indemnity.

     The euro is the sole currency of account and payment for all sums payable under the Notes, the Guarantees and the Indenture. Any amount received or recovered in respect of the Notes or Guarantees in a currency other than euro (whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer, any Subsidiary or otherwise), by any Holder in respect of any sum expressed to be due to such Holder from the Issuer or the Guarantors will constitute a discharge of the Issuer's obligation to the extent of the euro amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not possible to purchase euro on that date, on the first date on which it is possible to do so).

     If the euro amount to be recovered is less than the euro amount expressed to be due to the recipient under any Note, the Issuer or the Guarantors will indemnify the recipient against the cost of making any further purchase of euro in an amount equal to such difference. For the purposes of this currency indemnity provision, it will be sufficient for the Holder to certify that it would have suffered a loss had the actual purchase of euro been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of euro on such date had not been possible, on the first date on which it would have been possible). These indemnities, to the extent permitted by law, (a) constitute a separate and independent obligation from the Issuer's and the Guarantors' other obligations; (b) give rise to a separate and independent cause of action; (c) apply irrespective of any waiver granted by any Holder; and (d) shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any other judgment or order.

     Section 11.12. Currency Calculation.

     Except as otherwise expressly set forth herein, for purposes of determining compliance with any euro-denominated restriction herein, the euro-equivalent amount for purposes hereof that is denominated in a non-euro currency shall be calculated based on the relevant currency exchange rate in effect on the date such non-euro amount is incurred or made, as the case may be.

     Section 11.13. Information.

     For so long as the Notes are listed on the Luxembourg Stock Exchange, and the rules of such stock exchange so requires, copies of this Indenture will be made available in Luxembourg through the offices of the Luxembourg Paying Agent in such city.

     Section 11.14. Successors.

     All agreements of the Issuer and any Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

     Section 11.15. Counterpart Originals.

     All parties hereto may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent one and the same agreement.

     Section 11.16. Severability.

     In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     Section 11.17. Table of Contents, Headings, etc.

     The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

     Section 11.18. Prescription.

     Claims against the Issuer or any Guarantor for payment of principal, premium, if any, interest, and Additional Amounts, if any, on the Notes will become void unless presentment for payment is made (where so required herein) within, in the case of principal, and Additional Amounts, if any, a period of ten years or, in the case of interest, a period of five years, in each case from the applicable original payment date therefor, unless such prescription is not permitted by applicable law.

     Section 11.19. Benefits of Indenture.

     Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto their successors hereunder, any Agent and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 11.20. Waiver of Jury Trial.

     EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 11.21. Trust Indenture Act Controls.

     If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318, inclusive (but excluding Section 314(a)(1) of the TIA), of the TIA incorporated hereto in accordance with Section 1.3 hereto, such imposed duties or incorporated provision shall control.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the date first written above.




                                             HTM SPORT - UND FREITZEIGERATE AG


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:





                          [SIGNATURE PAGE TO INDENTURE]

                                             HEAD N.V.


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:







                          [SIGNATURE PAGE TO INDENTURE]

                                             HEAD HOLDING
                                             UNTERNEHMENSBETEILIGUNG GMBH


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:







                          [SIGNATURE PAGE TO INDENTURE]

                                             HEAD SPORT AG


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:




                          [SIGNATURE PAGE TO INDENTURE]

                                             HEAD INTERNATIONAL GMBH


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:




                         [SIGNATURE PAGE TO INDENTURE]

                                             HTM SPORT S.P.A.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:





                         [SIGNATURE PAGE TO INDENTURE]

                                             HEAD USA INC.

                                             By:
                                                -------------------------------
                                                Name:
                                                Title:





                         [SIGNATURE PAGE TO INDENTURE]

                                             PENN RACQUET SPORTS INC.


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:



                         [SIGNATURE PAGE TO INDENTURE]

                                             HEAD/TYROLIA SPORTS CANADA INC.


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:



                         [SIGNATURE PAGE TO INDENTURE]

                                             THE BANK OF NEW YORK, as
                                                Trustee, Registrar,
                                                Transfer Agent and
                                                Principal Paying Agent


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:



                         [SIGNATURE PAGE TO INDENTURE]

                                             THE BANK OF NEW YORK
                                             (LUXEMBOURG) S.A., as Paying Agent
                                             and Transfer Agent

                                             By:
                                                -------------------------------
                                                Name:
                                                Title:



                         [SIGNATURE PAGE TO INDENTURE]

                                                                      EXHIBIT A
                                                               TO THE INDENTURE


                          [FORM OF FACE OF GLOBAL NOTE]

     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE OF THE CLEARING AGENCY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE TO THE CLEARING AGENCY OR A NOMINEE OF THE CLEARING AGENCY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIPTED IN THE INDENTURE.

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY US STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OF 1933. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT OF 1933, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE U.S. SECURITES ACT OF 1933 ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT OF 1933 OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

                        HTM SPORT- UND FREIZEITGERATE AG

                           8 1/2% Senior Note due 2014

                                                        Common Code No.:

                                                               ISIN No.:

No.____
(euro)____________


     HTM SPORT- UND FREIZEITGERATE AG, a stock company organized under the laws of Austria (the "Issuer", which term includes any successor corporation), for value received, promises to pay [ ] or registered assigns upon surrender hereof the principal sum indicated on Schedule A hereof, on February 1, 2014.

     Interest Payment Dates:  August 1 and February 1, commencing August 1, 2004

     Record Dates:  15 calendar days prior to each Interest Payment Date

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                             HTM SPORT- UND FREIZEITGERATE AG


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:


This is one of the Notes referred
to in the within-mentioned Indenture:

THE BANK OF NEW YORK, as Trustee



By:
   ----------------------------
   Name:
   Title:


Dated:

                                [FORM OF REVERSE]

                        HTM SPORT- UND FREIZEITGERATE AG

                           8 1/2% Senior Note due 2014

     1. Interest. HTM SPORT- UND FREIZEITGERATE AG, a stock company organized under the laws of Austria (the "Issuer"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest on the Notes will accrue at 8 1/2% per annum on the principal amount then outstanding, and be payable semi-annually in arrears on each August 1 and February 1, or if any such day is not a Business Day, on the next succeeding Business Day, commencing August 1, 2004, to the Holder hereof. Notwithstanding any exchange of this Note for a Definitive Note during the period starting on a Record Date relating to such Definitive Note and ending on the immediately succeeding interest payment date, the interest due on such interest payment date shall be payable to the Person in whose name this Global Note is registered at the close of business on the Record Date for such interest. Interest on the Notes will accrue from the most recent date to which interest has been paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Issuer shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) and on any Additional Amounts, from time to time on demand at the rate borne by the Notes. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

     2. Additional Amounts. All payments that the Issuer makes under or with respect to the Notes or that the Guarantors make under or with respect to the Guarantees will be made free and clear of, and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of the government of Austria or by or within any department or political subdivision thereof or within any other jurisdiction in which the Issuer, the Guarantors or any Surviving Entity are organized or resident for tax purposes or from or through which payment is made (each a "Relevant Taxing Jurisdiction"), unless the Issuer or the Guarantors, as the case may be, are required to withhold or deduct Taxes by law or by the interpretation or administration of law. If the Issuer or the Guarantors are required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Issuer or the Guarantors, as the case may be, will pay, to the extent permitted by law, additional amounts ("Additional Amounts") as may be necessary to ensure that the net amount received by each Holder of the Notes (including Additional Amounts) after such withholding or deduction will be not less than the amount the Holder would have received if such Taxes had not been required to be withheld or deducted.

     3. Method of Payment. The Issuer shall pay interest on the Notes (except defaulted interest) to the Person in whose name this Note is registered at the close of business on the Record Date for such interest. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in euros. Same-day funds for the payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on this Note due on any interest payment date, Maturity Date, Redemption Date or other repurchase date will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Holders on such respective dates.

     4. Paying Agent and Registrar. The Issuer initially appoints The Bank of New York, London as Paying Agent ("Initial Paying Agent"), transfer agent and Registrar and, so long as the Notes are listed on the Luxembourg Stock Exchange, the Issuer will appoint The Bank of New York (Luxembourg) S.A., or such other person with an office in Luxembourg and reasonably acceptable to the Trustee, Paying Agent in Luxembourg, where payments may also be made. In the event that a Paying Agent or transfer agent is replaced, the Issuer will provide notice thereof (so long as the Notes are Global Notes); (i) published in a leading newspaper having general circulation in London (which is expected to be the Financial Times); (ii) through the newswire service of Bloomberg or, if Bloomberg does not then operate, any similar agency, and (iii) (if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require) published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort) and (in the case of Definitive Notes), in addition to such publication, mailed by first-class mail to each Holder's registered address with a copy to the Trustee. The Issuer may change any Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act as the Registrar and transfer agent.

     5. Indenture. The Issuer issued the Notes under an Indenture, dated as of January 29, 2004 (the "Indenture"), among the Issuer, the Guarantors, the Paying Agent and The Bank of New York (the "Trustee") as Trustee. This Note is one of a duly authorized issue of Notes (as defined in the Indenture) of the Issuer designated as its 8 1/2% Senior Notes due 2014. The terms of the Notes include those stated in the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture for a statement of them. The Notes are general obligations of the Issuer. The Notes are not limited in aggregate principal amount and Additional Notes (as defined in the Indenture) may be issued from time to time under the Indenture, in each case subject to the terms of the Indenture; provided that the aggregate principal amount of Notes that will be issued on the Issue Date (as defined in the Indenture) will not exceed (euro)135,000,000. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

     6. Ranking. The Notes will be general unsecured obligations of the Issuer that rank senior in right of payment to all existing and future Indebtedness that is expressly subordinated in right of payment to the Notes. The Notes will rank equally in right of payment with all existing and future liabilities of the Issuer that are not so subordinated.

     7. Guarantees. Each of the Guarantors has guaranteed pursuant to the terms of the Indenture the full and punctual payment of the principal of, premium, if any, interest, and Additional Amounts, if any, on the Notes and all other payment obligations of the Issuer under the Indenture when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Indenture. In addition, the Issuer may from time to time designate Additional Guarantors to provide Additional Guarantees in favor of the Notes. The guarantees given by the Guarantors or any Additional Guarantors are subject to release in the circumstances described in the Indenture.

     8. Optional Redemption. On and after February 1, 2009, the Issuer may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days' notice at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the Notes, if any (each, a "Redemption Price"), to the applicable redemption date (a "Redemption Date") (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

           Year                                                  Percentage
           ----                                                  ----------
           2009............................................       104.250%
           2010............................................       102.830%
           2011............................................       101.417%
           2012 and thereafter.............................       100.000%

     In addition, at any time prior to February 1, 2007, the Company or the Issuer may on any one or more occasions redeem up to 35% of the original principal amount of the Notes with the Net Proceeds of one or more Public Equity Offerings (as defined below) at a redemption price of 108.5% of the principal amount thereof (each, a "Redemption Price"), to the date fixed by the Issuer for Redemption (a "Redemption Date") (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date); provided that (a) at least 65% of the original principal amount of the Notes remains outstanding after each such redemption; and (b) the redemption occurs within 90 days after the consummation of such Public Equity Offering.

     As used in the preceding paragraph, "Public Equity Offering" means an offering by the Company of its Qualified Capital Stock where such Qualified Capital Stock is listed or quoted on a recognized securities exchange or inter dealer quotation system in any current member state of the European Union or the United States.

     9. Special Tax Redemption. If, as a result of: (a) any amendment after the Issue Date to, or change after the Issue Date in, the laws or regulations of any Relevant Taxing Jurisdiction; or (b) any change after the Issue Date in the official application or official interpretation of the laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) of any Relevant Taxing Jurisdiction applicable to the Issuer, the Issuer would be obligated to pay, on the next date for any payment and as a result of that amendment or change, Additional Amounts with respect to the Relevant Taxing Jurisdiction, which the Issuer cannot avoid by the use of reasonable measures available to the Issuer, then the Issuer may redeem all, but not less than all, of the Notes, at any time thereafter, upon not less than 30 nor more than 60 days' notice, at a redemption price of 100% of the principal amount, plus accrued interest, if any, to the redemption date.

    10. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall, so long as the Notes are in the form of Global Notes, and are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, publish in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort), and in the case of Definitive Notes, in addition to such publication, mail to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar.

    11. Change of Control. Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date") the Company or the Issuer shall notify the Holders in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer"), on a Business Day (the "Change of Control Payment Date") not later than 60 Business Days following the Change of Control Date, all Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Date. All Notes properly tendered pursuant to such Change of Control Offer and not withdrawn pursuant thereto will be purchased on the Change of Control Payment Date. Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender such Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed to the Trustee at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

    12. Disposition of Proceeds of Assets Sales. When the aggregate amount of Excess Proceeds equals or exceeds (euro)10,000,000, the Company or the Issuer will make an offer to purchase (an "Asset Sale Offer") from all Holders of the Notes and other unsubordinated Indebtedness of the Issuer and the Guarantors (to the extent the terms of such other unsubordinated Indebtedness so require), pro rata, not more than 60 calendar days thereafter (the "Excess Proceeds Payment Date") that portion of outstanding Notes and other unsubordinated Indebtedness purchasable with such Excess Proceeds, at a price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the purchase date. To the extent that the Asset Sale Offer is not fully subscribed, the Company or the Issuer may use the unutilized portion of such Excess Proceeds for general corporate purposes. If the aggregate principal amount, plus accrued and unpaid interest, if any, thereon of Notes and other unsubordinated Indebtedness validly tendered and not withdrawn by Holders thereof exceeds the Excess Proceeds, Notes and other unsubordinated Indebtedness to be purchased will be selected on a pro rata basis based upon amounts tendered. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds will be reset to zero.

    13. Denominations; Form. The Global Notes are in registered global form, without coupons, in denominations of (euro)1,000 and integral multiples of
(euro)1,000.

    14. Persons Deemed Owners. The registered Holder of this Note shall be treated as the owner of this Note for all purposes, subject to the terms of the Indenture.

    15. Unclaimed Funds. If funds for the payment of principal, interest, premium or Additional Amounts remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Issuer at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

    16.   Legal Defeasance and Covenant Defeasance. The Issuer or the
Guarantors may be discharged from their obligations under the Indenture and the Notes except for certain provisions thereof ("Legal Defeasance"), and may be discharged from their obligations to comply with certain covenants contained in the Indenture ("Covenant Defeasance"), in each case upon satisfaction of certain conditions specified in the Indenture.

    17. Amendment; Supplement; Waiver. Subject to certain exceptions specified in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding.

    18. Restrictive Covenants. The Indenture imposes certain covenants that, among other things, limit the ability of the Company and its Subsidiaries to incur additional Indebtedness, make certain Restricted Payments, enter into certain consolidations or mergers or enter into certain transactions with Affiliates and consummate certain mergers and consolidations or sales of all or substantially all assets. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations.

    19. Successors. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

    20. Defaults and Remedies. If an Event of Default (other than an Event of Default specified in clause (8) of Section 6.1 with respect to the Issuer) occurs and is continuing, then the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the outstanding Notes may, by written notice to the Issuer and the Trustee, which notice shall specify the respective Event of Default, declare the entire principal amount of all the outstanding Notes to be due and payable immediately, together with all accrued and unpaid interest and premium, if any, thereon (such aggregate principal amount, together with accrued and unpaid interest and premium, if any, thereon, the "Default Amount"). Upon any such declaration, the Default Amount shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (8) occurs with respect to the Issuer and is continuing, then the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

    21. Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

    22. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer and no director, officer, employee or incorporator of any Guarantor shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obliga-tions or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

    23. Authentication. This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

    24. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

    25. ISIN and Common Code Numbers. The Issuer will cause ISIN and Common Code numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

    26. Governing Law. THIS INDENTURE AND THE NOTES, AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE GUARANTEES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

     The initial principal amount at maturity of this Note shall be
(euro)[principal amount]. The following decreases/increases in the principal amount at maturity of this Note have been made:




                                                  Total Principal   Notation
                                                  Amount            Made by
Date of          Decrease in      Increase in     Following Such    or on
Decrease/        Principal        Principal       Decrease/         Behalf of
Increase         Amount           Amount          Increase          Trustee
----------       -----------      -----------     ---------------   ----------

----------       -----------      -----------     ---------------   ----------
----------       -----------      -----------     ---------------   ----------
----------       -----------      -----------     ---------------   ----------
----------       -----------      -----------     ---------------   ----------
----------       -----------      -----------     ---------------   ----------
----------       -----------      -----------     ---------------   ----------
----------       -----------      -----------     ---------------   ----------
----------       -----------      -----------     ---------------   ----------
----------       -----------      -----------     ---------------   ----------
----------       -----------      -----------     ---------------   ----------
----------       -----------      -----------     ---------------   ----------
----------       -----------      -----------     ---------------   ----------

                       OPTION OF HOLDER TO ELECT PURCHASE



     If you want to elect to have this Note purchased by the Issuer pursuant to
Section 4.8 or Section 4.13 of the Indenture, check the appropriate box:


                      Section 4.8  [_]       Section 4.13 [_]


     If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.8 or Section 4.13 of the Indenture, state the amount:
(euro)

Date:
      -------------


Your Signature:
                --------------------------------------------------
(Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:
                     ---------------------------------------------
Participant in a recognized Signature Guarantee Medallion Program
(or other signature guarantor program reasonably acceptable to the Trustee)

                                                                      EXHIBIT B
                                                               TO THE INDENTURE




                        [FORM OF FACE OF DEFINITIVE NOTE]

     THIS NOTE IS A DEFINITIVE NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE OF THE CLEARING AGENCY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE TO THE CLEARING AGENCY OR A NOMINEE OF THE CLEARING AGENCY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIPTED IN THE INDENTURE.

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY US STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OF 1933. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT OF 1933, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE U.S. SECURITES ACT OF 1933 ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT OF 1933 OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

                        HTM SPORT- UND FREIZEITGERATE AG

                           8 1/2% Senior Note due 2014


                                                         Common Code No.:

                                                             ISIN No.:

No.____
(euro)____________


     HTM SPORT- UND FREIZEITGERATE AG, a stock company organized under the laws of Austria (the "Issuer", which term includes any successor corporation), for value received, promises to pay __________________________ or registered assigns upon surrender hereof (euro)[principal amount] ([principal amount in words]), on February 1, 2014.

     Interest Payment Dates: August 1 and February 1, commencing August 1, 2004

     Record Dates: 15 calendar days prior to each Interest Payment Date

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                               HTM SPORT- UND FREIZEITGERATE AG


                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:


This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK, as Trustee,



By:
   -------------------------------------
   Name:
   Title:


Dated:

                                [FORM OF REVERSE]

                        HTM SPORT- UND FREIZEITGERATE AG

                           8 1/2% Senior Note due 2014

     1. Interest. HTM SPORT- UND FREIZEITGERATE AG, a stock company organized under the laws of Austria (the "Issuer"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below. Interest on the Notes will accrue at 8 1/2% per annum on the principal amount then outstanding, and be payable semi-annually in arrears on each August 1 and February 1, or if any such day is not a Business Day, on the next succeeding Business Day, commencing August 1, 2004, to the Holder hereof. Notwithstanding any exchange of this Note for a Definitive Note during the period starting on a Record Date relating to such Definitive Note and ending on the immediately succeeding interest payment date, the interest due on such interest payment date shall be payable to the Person in whose name this Global Note is registered at the close of business on the Record Date for such interest. Interest on the Notes will accrue from the most recent date to which interest has been paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Issuer shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) and on any Additional Amounts, from time to time on demand at the rate borne by the Notes. Any interest paid on this Note shall be increased to the extent necessary to pay Additional Amounts as set forth herein.

     2. Additional Amounts. All payments that the Issuer makes under or with respect to the Notes or that the Guarantors make under or with respect to the Guarantees will be made free and clear of, and without withholding or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature (collectively, "Taxes") imposed or levied by or on behalf of the government of Austria or by or within any department or political subdivision thereof or within any other jurisdiction in which the Issuer, the Guarantors or any Surviving Entity are organized or resident for tax purposes or from or through which payment is made (each a "Relevant Taxing Jurisdiction"), unless the Issuer or the Guarantors, as the case may be, are required to withhold or deduct Taxes by law or by the interpretation or administration of law. If the Issuer or the Guarantors are required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Issuer or the Guarantors, as the case may be, will pay, to the extent permitted by law, additional amounts ("Additional Amounts") as may be necessary to ensure that the net amount received by each Holder of the Notes (including Additional Amounts) after such withholding or deduction will be not less than the amount the Holder would have received if such Taxes had not been required to be withheld or deducted.

     3. Method of Payment. The Issuer shall pay interest on the Notes (except defaulted interest) to the Person in whose name this Note is registered at the close of business on the Record Date for such interest. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in euros. Same-day funds for the payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on this Note due on any interest payment date, Maturity Date, Redemption Date or other repurchase date will be made available to the Paying Agent to permit the Paying Agent to pay such funds to the Holders on such respective dates.

     4. Paying Agent and Registrar. The Issuer initially appoints The Bank of New York, London as Paying Agent ("Initial Paying Agent"), transfer agent and Registrar and, so long as the Notes are listed on the Luxembourg Stock Exchange, the Issuer will appoint The Bank of New York (Luxembourg) S.A., or such other person with an officer in Luxembourg and reasonably acceptable to the Trustee. In the event that a Paying Agent or transfer agent is replaced, the Issuer will provide notice thereof (so long as the Notes are Global Notes); (i) published in a leading newspaper having general circulation in London (which is expected to be the Financial Times); (ii) through the newswire service of Bloomberg or, if Bloomberg does not then operate, any similar agency, and (iii) (if and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require) published in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort) and (in the case of Definitive Notes), in addition to such publication, mailed by first-class mail to each Holder's registered address with a copy to the Trustee. The Issuer may change any Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act as the Registrar and transfer agent.

     5. Indenture. The Issuer issued the Notes under an Indenture, dated as of January 29, 2004 (the "Indenture"), among the Issuer, the Guarantors, the Paying Agent and The Bank of New York (the "Trustee") as Trustee. This Note is one of a duly authorized issue of Notes (as defined in the Indenture) of the Issuer designated as its 8 1/2% Senior Notes due 2014. The terms of the Notes include those stated in the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture for a statement of them. The Notes are general obligations of the Issuer. The Notes are not limited in aggregate principal amount and Additional Notes (as defined in the Indenture) may be issued from time to time under the Indenture, in each case subject to the terms of the Indenture; provided that the aggregate principal amount of Notes that will be issued on the Issue Date (as defined in the Indenture) will not exceed (euro)135,000,000. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

     6. Ranking. The Notes will be general unsecured obligations of the Issuer that rank senior in right of payment to all existing and future Indebtedness that is expressly subordinated in right of payment to the Notes. The Notes will rank equally in right of payment with all existing and future liabilities of the Issuer that are not so subordinated.

     7. Guarantees. Each of the Guarantors has guaranteed pursuant to the terms of the Indenture the full and punctual payment of the principal of, premium, if any, interest, and Additional Amounts, if any, on the Notes and all other payment obligations of the Company under the Indenture when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Indenture. In addition, the Issuer may from time to time designate Additional Guarantors to provide Additional Guarantees in favor of the Notes. The guarantees given by the Guarantors or any Additional Guarantors are subject to release in the circumstances described in the Indenture.

     8. Optional Redemption. On and after February 1, 2009, the Issuer may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days' notice at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the Notes, if any (each, a "Redemption Price"), to the applicable redemption date (a "Redemption Date") (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on February 1 of the years indicated below:

          Year                                                   Percentage
          ----                                                   ----------
          2009.............................................       104.250%
          2010.............................................       102.830%
          2011.............................................       101.417%
          2012 and thereafter..............................       100.000%

     In addition, at any time prior to February 1, 2007, the Company or the Issuer may on any one or more occasions redeem up to 35% of the original principal amount of the Notes with the Net Proceeds of one or more Public Equity Offerings (as defined below) at a redemption price of 108.5% of the principal amount thereof (each, a "Redemption Price"), to the date fixed by the Issuer for Redemption (a "Redemption Date") (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant interest payment date); provided that (a) at least 65% of the original principal amount of the Notes remains outstanding after each such redemption; and (b) the redemption occurs within 90 days after the consummation of such Public Equity Offering.

     As used in the preceding paragraph, "Public Equity Offering" means an offering by the Company of its Qualified Capital Stock where such Qualified Capital Stock is listed or quoted on a recognized securities exchange or interdealer quotation system in any current member state of the European Union or the United States.

     9. Special Tax Redemption. If, as a result of: (a) any amendment after the Issue Date to, or change after the Issue Date in, the laws or regulations of any Relevant Taxing Jurisdiction; or (b) any change after the Issue Date in the official application or official interpretation of the laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) of any Relevant Taxing Jurisdiction applicable to the Issuer, the Issuer would be obligated to pay, on the next date for any payment and as a result of that amendment or change, Additional Amounts with respect to the Relevant Taxing Jurisdiction, which the Issuer cannot avoid by the use of reasonable measures available to the Issuer, then the Issuer may redeem all, but not less than all, of the Notes, at any time thereafter, upon not less than 30 nor more than 60 days' notice, at a redemption price of 100% of the principal amount, plus accrued interest, if any, to the redemption date.

    10. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall, so long as the Notes are in the form of Global Notes, and are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require, publish in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort), and in the case of Definitive Notes, in addition to such publication, mail to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar.

    11. Change of Control. Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date") the Company or the Issuer shall notify the Holders in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer"), on a Business Day (the "Change of Control Payment Date") not later than 60 Business Days following the Change of Control Date, all Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Date. All Notes properly tendered pursuant to such Change of Control Offer and not withdrawn pursuant thereto will be purchased on the Change of Control Payment Date. Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender such Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed to the Trustee at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

    12. Disposition of Proceeds of Assets Sales. When the aggregate amount of Excess Proceeds equals or exceeds (euro)10,000,000, the Company or the Issuer will make an offer to purchase (an "Asset Sale Offer") from all Holders of the Notes and other unsubordinated Indebtedness of the Issuer and the Guarantors (to the extent the terms of such other unsubordinated Indebtedness so require), pro rata, not more than 60 calendar days thereafter (the "Excess Proceeds Payment Date") that portion of outstanding Notes and other unsubordinated Indebtedness purchasable with such Excess Proceeds, at a price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the purchase date. To the extent that the Asset Sale Offer is not fully subscribed, the Company or the Issuer may use the unutilized portion of such Excess Proceeds for general corporate purposes. If the aggregate principal amount, plus accrued and unpaid interest, if any, thereon of Notes and other unsubordinated Indebtedness validly tendered and not withdrawn by Holders thereof exceeds the Excess Proceeds, Notes and other unsubordinated Indebtedness to be purchased will be selected on a pro rata basis based upon amounts tendered. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds will be reset to zero.

    13. Denominations; Form. The Global Notes are in registered global form, without coupons, in denominations of (euro)1,000 and integral multiples of
(euro)1,000.

    14. Persons Deemed Owners. The registered Holder of this Note shall be treated as the owner of it for all purposes, subject to the terms of the Indenture.

    15. Unclaimed Funds. If funds for the payment of principal, interest, premium or Additional Amounts remain unclaimed for two years, the Trustee and the Paying Agents will repay the funds to the Issuer at its written request. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

    16. Legal Defeasance and Covenant Defeasance. The Issuer or the Guarantors may be discharged from their obligations under the Indenture and the Notes except for certain provisions thereof ("Legal Defeasance"), and may be discharged from their obligations to comply with certain covenants contained in the Indenture ("Covenant Defeasance"), in each case upon satisfaction of certain conditions specified in the Indenture.

    17. Amendment; Supplement; Waiver. Subject to certain exceptions specified in the Indenture, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding.

    18. Restrictive Covenants. The Indenture imposes certain covenants that, among other things, limit the ability of the Company and its Subsidiaries to incur additional Indebtedness, make certain Restricted Payments, enter into certain consolidations or mergers or enter into certain transactions with Affiliates and consummate certain mergers and consolidations or sales of all or substantially all assets. The limitations are subject to a number of important qualifications and exceptions. The Issuer must annually report to the Trustee on compliance with such limitations.

    19. Successors. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

    20. Defaults and Remedies. If an Event of Default (other than an Event of Default specified in clause (8) of Section 6.1 with respect to the Issuer) occurs and is continuing, then the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the outstanding Notes may, by written notice to the Issuer and the Trustee, which notice shall specify the respective Event of Default, declare the entire principal amount of all the outstanding Notes to be due and payable immediately, together with all accrued and unpaid interest and premium, if any, thereon (such aggregate principal amount, together with accrued and unpaid interest and premium, if any, thereon, the "Default Amount"). Upon any such declaration, the Default Amount shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (8) occurs with respect to the Issuer and is continuing, then the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

    21. Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

    22. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer and no director, officer, employee or incorporator of any Guarantor shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obliga-tions or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

    23. Authentication. This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

    24. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Unless otherwise defined herein, terms defined in the Indenture are used herein as defined therein.

    25. ISIN and Common Code Numbers. The Issuer will cause ISIN and Common Code numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

    26. Governing Law. THIS INDENTURE AND THE NOTES, AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE GUARANTEES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                 ASSIGNMENT FORM


To assign this Note fill in the form below:

I or we assign and transfer this Note to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's social security or tax I.D. No.)

and irrevocably appoint                     agent to transfer this Note on the
books of the Issuer.
The agent may substitute another to act for him.

--------------------------------------------------------------------

Date:               Your Signature:
     -----------                   ---------------------------------



--------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.8 or Section 4.13 of the Indenture, check the appropriate box:

                        Section 4.8  [_]     Section 4.13  [_]

    If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.8 or Section 4.13 of the Indenture, state the amount:
(euro)

Date:
     ----------


Your Signature:
               ------------------------------------------------------
(Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:
                    -------------------------------------------------
Participant in a recognized Signature Guarantee Medallion Program
(or other signature guarantor program reasonably acceptable to the Trustee)

                                                                      EXHIBIT C
                                                               TO THE INDENTURE



                 FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM
                RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE
             (Transfers pursuant to Section 2.7(a) of the Indenture)



HTM Sport- und Freizeitgerate AG
c/o The Bank of New York
The Bank of New York
One Canada Square
London E14 5AL
United Kingdom

Attention:  Corporate Trust Administration

                  RE:   8 1/2% Senior Notes due 2014
                        (the "Notes") HTM Sport- und Freizeitgerate AG
                        ----------------------------------------------


     Reference is hereby made to the Indenture dated as of January 29, 2004 (the "Indenture") between HTM Sport- und Freizeitgerate AG, the Guarantors, the Paying Agent and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

     This letter relates to (euro)_________ (being any integral multiple of (euro)1,000) principal amount of Notes beneficially held through interests in the Rule 144A Global Note (ISIN No. XS0184719143; Common Code No. 18471914) with Euroclear and Clearstream Banking in the name of ________(the "Transferor"), account number ________. The Transferor hereby requests that on [INSERT DATE] such beneficial interest in the Rule 144A Global Note be transferred or exchanged for an interest in the Regulation S Global Note (ISIN No. XS0184717956; Common Code No. 18471795) in the same principal denomination and transferred to _________ (account no. ________). If this is a partial transfer, a minimum amount of (euro)1,000 and any integral multiple of (euro)1,000 in excess thereof of the Rule 144A Global Note will remain outstanding.

     In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 903 or 904 of Regulation S under the Securities Act, and accordingly the Transferor further certifies that:

          (A) (1) the offer of the Notes was not made to a person in the United States;

                (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on our behalf knows that the transaction was prearranged with a buyer in the United States;

                (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(a) of Regulation S, as applicable; and

                (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

OR

          (B) such transfer is being made in accordance with Rule 144 under the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantors, any Additional Guarantor, the Initial Purchaser and the Trustee. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S under the Securities Act.


Dated:
     ------------


                                             [Name of Transferor]


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:
                                                Telephone No.:


Please print name and address
(including zip code number)                 -------------------------
                                            -------------------------
                                            -------------------------

                                                                      EXHIBIT D
                                                               TO THE INDENTURE




                 FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM
                REGULATION S GLOBAL NOTE TO RULE 144A GLOBAL NOTE
             (Transfers pursuant to Section 2.7(b) of the Indenture)


HTM Sport- und Freizeitgerate AG
c/o The Bank of New York
The Bank of New York
One Canada Square
London E14 5AL
United Kingdom

Attention:  Corporate Trust Administration

                  RE:   8 1/2% Senior Notes due 2014
                        (the "Notes") HTM Sport- und Freizeitgerate AG
                        ----------------------------------------------


     Reference is hereby made to the Indenture dated as of January 29, 2004 (the "Indenture") between HTM Sport- und Freizeitgerate AG, the Guarantors and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

     This letter relates to (euro)__________ (being any integral multiple of (euro)1,000) principal amount of Notes beneficially held through interests in the Regulation S Global Note (ISIN No. XS0184717956; Common Code No. 18471795) with Euroclear and Clearstream Banking in the name of _______________ (the "Transferor"), account number _________. The Transferor hereby requests that on [INSERT DATE] such beneficial interest in the Regulation S Global Note be transferred or exchanged for an interest in the Rule 144A Global Note (ISIN No. XS0184719143; Common Code No. 18471914) in the same principal denomination and transferred to ______________ (account no. ________). If this is a partial transfer, a minimum of (euro)1,000 and any integral multiple of (euro)1,000 in excess thereof of the Regulation S Global Note will remain outstanding.

     In connection with such request, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with Rule 144A under the Securities Act to a transferee that the Transferor knows or reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantors, any Additional Guarantor, the Initial Purchaser and the Trustee.

Dated:
      -----------------

                                             [Name of Transferor]


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:
                                                Telephone No.:


Please print name and address
(including zip code number)                 -------------------------
                                            -------------------------
                                            -------------------------

                                                                       EXHIBIT E
                                                                TO THE INDENTURE


                         FORM OF SUPPLEMENTAL INDENTURE


     This Supplemental Indenture, dated as of [__________] (this "Supplemental Indenture" or "Additional Guarantee"), among [name of Additional Guarantor] (the "Additional Guarantor"), HTM Sport- und Freizeitgerate AG (the "Issuer"), the Guarantors, each other then existing Additional Guarantor under the Indenture referred to below, The Bank of New York, London, as Trustee under the Indenture referred to below, and the other parties hereto.



                              W I T N E S S E T H:

     WHEREAS, the Issuer, the Guarantors, the Trustee and the other parties thereto have heretofore executed and delivered an Indenture, dated as of January 29, 2004 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of an initial aggregate principal amount of (euro)135,000,000 of 8 1/2% Senior Notes due 2014 of the Issuer;

     WHEREAS, Section 10.1 of the Indenture provides that, subject to certain conditions and exceptions, the Issuer may designate Restricted Subsidiaries to become Additional Guarantors (as defined in the Indenture) by the execution and delivery of a supplemental indenture providing for a guarantee of such Restricted Subsidiary;

     WHEREAS, pursuant to Section 9.1 of the Indenture, the Issuer, any existing Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder, to add guarantees with respect to the Notes;

     WHEREAS, the Additional Guarantor is a Restricted Subsidiary of the Issuer;

     WHEREAS, each party hereto has duly authorized the execution and delivery of this Supplemental Indenture and has done all things necessary to make this Supplemental Indenture a valid agreement in accordance with its terms;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Additional Guarantor, the Issuer, the Guarantors, any other Additional Guarantors, the Trustee and the other parties to the Indenture mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                                    ARTICLE I

                                   Definitions

     SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital thereto are used herein as therein defined, except that the term "Holders" in this Supplemental Indenture shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II

                        Agreement to be Bound; Guarantee

     SECTION 2.1. Agreement to be Bound. The Additional Guarantor hereby becomes a party to the Indenture as an Additional Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of an Additional Guarantor under the Indenture. The Additional Guarantor agrees to be bound by all of the provisions of the Indenture applicable to an Additional Guarantor and to perform all of the obligations and agreements of an Additional Guarantor under the Indenture.

     SECTION 2.2. Guarantee. Subject to the terms of the Indenture (including, without limitation, Article X and Section 11.18 thereof), the Additional Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Notes and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, interest and Additional Amounts, if any, on the Notes and all other payment obligations of the Issuer under the Indenture.

                                   ARTICLE III

                                  Miscellaneous

     SECTION 3.1. Notices. All notices and other communications to the Additional Guarantor shall be given as provided in the Indenture to the Additional Guarantor, at its address set forth below, with a copy to the Issuer as provided in the Indenture for notices to the Issuer.

     SECTION 3.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

     SECTION 3.3. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 3.4. Severability Clause. In case any one or more of the provisions in this Supplemental Indenture shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     SECTION 3.5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

     SECTION 3.6. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

     SECTION 3.7. Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

     SECTION 3.8. Successors. All covenants and agreements in this Supplemental Indenture by the parties hereto shall bind their successors and assigns, whether so expressed or not.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                             [ADDITIONAL GUARANTOR],

                                             as an Additional Guarantor




                                             By:
                                                --------------------------------
                                                Name:
                                                Title:



                                             THE BANK OF NEW YORK, as
                                               Trustee, Registrar,
                                               Transfer Agent and
                                               Principal Paying Agent




                                             By:
                                                --------------------------------
                                                Name:
                                                Title:




                                             HTM SPORT - UND FREIZEITGERATE AG




                                             By:
                                                --------------------------------
                                                Name:
                                                Title:




                                             HEAD SPORT AG




                                             By:
                                                --------------------------------
                                                Name:
                                                Title:




                                             HEAD INTERNATIONAL GMBH




                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             HEAD USA INC.




                                             By:
                                                --------------------------------
                                                Name:
                                                Title:





                                             PENN RACQUET SPORTS INC.




                                             By:
                                                --------------------------------
                                                Name:
                                                Title:




                                             HEAD/TYROLIA SPORTS CANADA INC.




                                             By:
                                                --------------------------------
                                                Name:
                                                Title:




                                             HEAD N.V.




                                             By:
                                                --------------------------------
                                                Name:
                                                Title:



                                             HEAD HOLDING
                                             UNTERNEHMENSBETEILIGUNG GMBH





                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             HTM SPORT S.P.A.




                                             By:
                                                --------------------------------
                                                Name:
                                                Title:




                                             THE BANK OF NEW YORK (LUXEMBOURG)
                                               S.A., as Paying Agent





                                             By:
                                                --------------------------------
                                                Name:
                                                Title:




                                             [Other Additional Guarantors]




                                             By:
                                                --------------------------------
                                                Name:
                                                Title:



                                             [Other Parties to the Indenture]




                                             By:
                                                --------------------------------
                                                Name:
                                                Title: